Exhibit 4.1

BERRY GLOBAL, INC.,

a wholly owned subsidiary of Berry Global Group, Inc.,

as Issuer,

and certain guarantors

1.57% First Priority Senior Secured Notes due 2026

INDENTURE
Dated as of December 22, 2020

U.S. BANK NATIONAL ASSOCIATION,
as Trustee and Collateral Agent

TABLE OF CONTENTS

i

Appendix A	Provisions Relating to Securities

EXHIBIT INDEX

Exhibit A	–	Form of Security
Exhibit B	–	Form of Exchange Security
Exhibit C	–	Form of Transferee Letter of Representation
Exhibit C	–	Form of Supplemental Indenture – New Subsidiary Guarantors

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.08; 7.10
311	(a)	7.11
	(b)	7.11
312	(a)	2.06
	(b)	13.03
	(c)	13.03
313	(a)	7.06
	(b)(1)	N.A.
	(b)(2)	7.06
	(c)	7.06
	(d)	4.02; 4.09
314	(a)	4.02; 4.09
	(b)	N.A.
	(c)(1)	13.04
	(c)(2)	13.04
	(c)(3)	N.A.
	(d)	N.A.
	(e)	13.05
	(f)	4.10
315	(a)	7.01
	(b)	7.05
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a)(last sentence)	13.06
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N.A.
	(b)	6.07
	(c)	9.04(b)
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.05
318	(a)	13.01

i

INDENTURE dated as of December 22, 2020 among BERRY GLOBAL, INC. (the “Issuer”), a wholly owned subsidiary of Berry Global Group, Inc., U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”), the Parent Guarantor and Subsidiary Guarantors (each as defined herein).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) $750,000,000 aggregate principal amount of the Issuer’s 1.57% First Priority Senior Secured Notes due 2026 issued on the date hereof (the “Original Securities”), (b) any Additional Securities (as defined herein) that may be issued after the date hereof in the form of Exhibit A or (c) if and when issued as provided in the Registration Rights Agreement (as defined in Appendix A hereto (the “Appendix”)) in the Registered Exchange Offer (as defined in Appendix) in exchange for any Initial Securities or otherwise registered under the Securities Act and issued in the form of Exhibit B, $750,000,000 aggregate principal amount of the Issuer’s 1.57% First Priority Senior Secured Exchange Notes due 2026 (the “Exchange Securities” and, together with the Original Securities and any Additional Securities, the “Securities”).

The Original Securities, any Additional Securities and the Exchange Securities shall constitute a single series hereunder. Subject to the conditions and compliance with the covenants set forth herein, the Issuer may issue an unlimited aggregate principal amount of Additional Securities.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.            Definitions.

“Additional Securities” means any 1.57% First Priority Senior Secured Notes due 2026 issued under the terms of this Indenture subsequent to the Issue Date, other than the Exchange Securities.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Appendix” means Appendix A hereto.

“Bank Agreement Borrowers” means each Borrower (as defined in each of the Term Loan Credit Agreement and the Revolving Credit Agreement).

“Bank Agreement Obligations” means (a) the due and punctual payment by each Bank Agreement Borrower of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the loans (pursuant to the Term Loan Credit Agreement and the Revolving Credit Agreement) made to such Bank Agreement Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by it under the Revolving Credit Agreement in respect of any letter of credit pursuant thereto, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral, and (iii) all other monetary obligations of such Bank Agreement Borrower to any of the Term Loan Secured Parties and the Revolving Facility Secured Parties under either of the Term Loan Credit Agreement or the Revolving Credit Agreement or any of the other Loan Documents (as defined in each of the Term Loan Credit Agreement and the Revolving Credit Agreement), including obligations to pay fees, expense and reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of each Bank Agreement Borrower or any of the other Loan Documents (as defined in each of the Term Loan Credit Agreement and the Revolving Credit Agreement), and (c) the due and punctual payment and performance of all other obligations of each Loan Party (as defined in each of the Term Loan Credit Agreement and the Revolving Credit Agreement) under or pursuant to the Bank Security Agreement and each of the other Loan Documents (as defined in each of the Term Loan Credit Agreement and the Revolving Credit Agreement).

“Bank Agreement Security Documents” means the Bank Security Agreement, the Second Amended and Restated First Lien Intellectual Property Security Agreement dated as of April 3, 2007, among Berry Global Group, Inc. (formerly Berry Plastics Group, Inc.), the Company, the subsidiaries of the Company party thereto and the Collateral Agents, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, all “Mortgages” as defined in the Revolving Credit Agreement and/or the Term Loan Credit Agreement, and any other documents now existing or entered into after the date hereof that create Liens on any assets or properties of the Company or any Subsidiary Guarantor to secure any Term Loan Obligations or Revolving Facility Obligations.

“Bank Security Agreement” means the Second Amended and Restated First Lien Guarantee and Collateral Agreement dated as of April 3, 2007, among Berry Global Group, Inc. (formerly Berry Plastics Group, Inc.), the Issuer, the subsidiaries of the Issuer party thereto, the Term Loan Collateral Agent and the Revolving Facility Collateral Agent, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time.

“Bank Indebtedness” means any and all amounts payable under or in respect of any Credit Agreement and any other Credit Agreement Documents as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of any Credit Agreement), including principal, premium (if any), interest (including interest, fees and expenses accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest, fees or expenses is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

“Bankruptcy Case” means a case under the Bankruptcy Code.

“Bankruptcy Code” means Title 11 of the United States Code.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for relief of debtors.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Borrowing Base” means, as of any date of determination, an amount equal to the sum without duplication of (x) 90% of the book value of accounts receivable of the Issuer and its Restricted Subsidiaries on a consolidated basis and (y) 85% of the book value of the inventory of the Issuer and its Restricted Subsidiaries on a consolidated basis, in each case as of the most recently ended fiscal month of the Issuer for which internal consolidated financial statements of the Issuer are available (such date, the “Borrowing Base Reference Date”). For purposes of such computation, the Issuer shall give pro forma effect to any Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business that the Issuer or any of its Restricted Subsidiaries has made after the Borrowing Base Reference Date. For purposes of this definition, any pro forma calculations shall be made in good faith by an Officer of the Issuer.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City.

“Capital Stock” means:

(1)       in the case of a corporation, corporate stock or shares;

(2)       in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)       in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)       any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Equivalents” means:

(1)       U.S. dollars, pounds sterling, euros, the national currency of any member state in the European Union or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2)       securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

(3)       certificates of deposit, time deposits and euro/dollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4)       repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)       commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6)       readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7)       Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s in each case with maturities not exceeding two years from the date of acquisition; and

(8)       investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.

“Change of Control” means the occurrence of any of the following events:

(i)       the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders; or

(ii)       the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Issuer or any direct or indirect parent of the Issuer.

“Change of Control Triggering Event” means (x) the occurrence of both a Change of Control and a Rating Event or (y) the occurrence of a “Change of Control” under the Existing First Priority Notes which requires the Issuer to make a “Change of Control Offer” to the holders thereof.

“Class” has the meaning given to such term in the definition of “Senior Secured Obligations.”

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property subject or purported to be subject, from time to time, to a Lien under any Security Documents.

“Collateral Agent” means U.S. Bank National Association in its capacity as “Collateral Agent” under this Indenture and under the Security Documents and any successors thereto in such capacity.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1)       consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding amortization of deferred financing fees and expensing of any bridge or other financing fees); plus

(2)       consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus

(3)       commissions, discounts, yield and other fees and charges Incurred in connection with any Receivables Financing which are payable to Persons other than the Issuer and its Restricted Subsidiaries; minus

(4)       interest income for such period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

(1)       any net after-tax extraordinary, nonrecurring or unusual gains or losses or income, expenses or charges (less all fees and expenses relating thereto), including, without limitation, any severance expenses, any expenses related to any reconstruction, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to new product lines, plant shutdown costs, acquisition integration costs and any expenses or charges related to any Equity Offering, Investment, acquisition or Incurrence of Indebtedness not prohibited by this Indenture (in each case, whether or not successful), including any such fees, expenses, charges or change in control payments related to the RPC Acquisition, in each case, shall be excluded;

(2)       any increase in amortization or depreciation or any one-time non-cash charges or increases or reductions in Net Income, in each case resulting from purchase accounting in connection with any acquisition that is consummated after September 20, 2006 shall be excluded;

(3)       the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(4)       any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded;

(5)       any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Issuer) shall be excluded;

(6)       any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness shall be excluded;

(7)       the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(8)       [reserved];

(9)       an amount equal to the amount of Tax Distributions actually made to any parent of such Person shall be included as though such amounts had been paid as income taxes directly by such Person for such period;

(10)     any non-cash impairment charges resulting from the application of Statement of Financial Accounting Standards (“SFAS”) Nos. 142 and 144 and the amortization of intangibles arising pursuant to SFAS No. 141 shall be excluded;

(11)     any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;

(12)     any (a) severance or relocation costs or expenses, (b) one-time non-cash compensation charges, (c) the costs and expenses after September 20, 2006 related to employment of terminated employees, (d) costs or expenses realized in connection with, resulting from or in anticipation of the RPC Acquisition or (e) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on September 20, 2006 of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries, shall be excluded;

(13)     accruals and reserves that are established within 12 months after September 20, 2006 and that are so required to be established in accordance with GAAP shall be excluded;

(14)     solely for purposes of calculating EBITDA, (a) the Net Income of any Person and its Restricted Subsidiaries shall be calculated without deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-wholly-owned Restricted Subsidiary except to the extent of dividends declared or paid in respect of such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties and (b) any ordinary course dividend, distribution or other payment paid in cash and received from any Person in excess of amounts included in clause (7) above shall be included;

(15)     (a)(i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by SFAS No. 133 shall be excluded; and

(16)     unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the applications of SFAS No. 52 shall be excluded.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, but excluding any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period.

“Consolidated Taxes” means provision for taxes based on income, profits or capital, including, without limitation, state, franchise and similar taxes and any Tax Distributions taken into account in calculating Consolidated Net Income.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1)       to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)       to advance or supply funds:

(a)       for the purchase or payment of any such primary obligation; or

(b)       to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)       to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Agreement Documents” means the collective reference to the Credit Agreements, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time.

“Credit Agreements” means (i)(A) the Term Loan Credit Agreement and (B) the Revolving Credit Agreement and (ii) whether or not the credit agreements referred to in clause (i) remain outstanding, if designated by the Issuer to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Bank as having a constant maturity comparable to the remaining term of the Securities to be redeemed (assuming that such Securities matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Securities (assuming that such Securities matured on the Par Call Date).

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Bank obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Security” means a registered certificated Security that is not a Global Security.

“Delaware Divided LLC” means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.

“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Destruction” means any damage to, loss or destruction of all or any portion of the Collateral.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

(1)       matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Capital Stock than the asset sale and change of control provisions applicable to the Securities and any purchase requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions applicable to the Securities (including the purchase of any Securities tendered pursuant thereto)),

(2)       is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or

(3)       is redeemable at the option of the holder thereof, in whole or in part,

in each case prior to 91 days after the maturity date of the Securities; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary or a Qualified CFC Holding Company.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:

(1)       Consolidated Taxes; plus

(2)       Consolidated Interest Expense; plus

(3)       Consolidated Non-cash Charges; plus

(4)       business optimization expenses and other restructuring charges or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, plant closures, retention, systems establishment costs and excess pension charges); provided that with respect to each business optimization expense or other restructuring charge, the Issuer shall have delivered to the Trustee an Officers’ Certificate specifying and quantifying such expense or charge and stating that such expense or charge is a business optimization expense or other restructuring charge, as the case may be;

less, without duplication,

(5)       non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period and any items for which cash was received in a prior period).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale after September 20, 2006 of common stock or Preferred Stock of the Issuer or any direct or indirect parent of the Issuer, as applicable (other than Disqualified Stock), other than public offerings with respect to the Issuer’s or such direct or indirect parent’s common stock registered on Form S-8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Offer Registration Statement” means the registration statement filed with the SEC in connection with the Registered Exchange Offer.

“Existing First Priority Notes” means the First Priority Dollar Notes and the First Priority Euro Notes.

“Existing Second Priority Notes” means the 5.125% Second Priority Senior Secured Notes due 2023 issued by the Issuer on June 5, 2015, the 4.50% Second Priority Senior Secured Notes due 2026 issued by the Issuer on January 19, 2018 and the 5.625% Second Priority Senior Secured Notes due 2027 issued by the Issuer on June 5, 2019.

“Existing Second Priority Notes Collateral Agent” means U.S. Bank National Association, as collateral agent for the holders of the Existing Second Priority Notes and any successors thereto in such capacity.

“Existing Second Priority Notes Indentures” means the indentures respectively dated as of June 5, 2015, January 26, 2018 and June 5, 2019, each among the Issuer, the trustee named therein from time to time, and certain other parties thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Indenture.

“Existing Second Priority Notes Trustee” means U.S. Bank National Association, as trustee for the holders of the Existing Second Priority Notes and any successors thereto in such capacity.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

“First Lien Agent” means each of the Term Facility Administrative Agent, the Term Loan Collateral Agent, the Revolving Facility Administrative Agent and the Revolving Facility Collateral Agent, the Trustee and the Collateral Agent, and if any other First Priority Lien Obligations are outstanding, the Persons elected, designated or appointed as administrative agent, trustee or similar representative or as collateral agent by or on behalf of the holders of each series of such outstanding Obligations.

“First Priority After-Acquired Property” means any property (other than the initial collateral) of the Issuer or any Subsidiary Guarantor that secures any Secured Bank Indebtedness.

“First Priority Dollar Notes” means the 4.875% First Priority Senior Secured Notes due 2026 issued on June 5, 2019.

“First Priority Dollar Notes Indenture” means the indenture, dated as of June 5, 2019 with respect to the First Priority Dollar Notes, among the Issuer (as successor to Berry Global Escrow Corporation), the First Priority Dollar Notes Trustee, and certain other parties thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Indenture.

“First Priority Dollar Notes Obligations” means any Obligations in respect of the First Priority Dollar Notes, the First Priority Dollar Notes Indenture and the security documents entered pursuant thereto.

“First Priority Dollar Notes Trustee” means U.S. Bank National Association, as trustee for the holders of the First Priority Dollar Notes, together with any successors thereto in such capacity.

“First Priority Euro Notes” means the 1.00% First Priority Senior Secured Notes due 2025 issued on January 2, 2020 and the 1.50% First Priority Senior Secured Notes due 2027 issued on January 2, 2020.

“First Priority Euro Notes Indentures” means the indenture, dated as of January 2, 2020, among the Issuer (as successor to Berry Global Escrow Corporation), the First Priority Euro Notes Trustee, and certain other parties thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Indenture.

“First Priority Euro Notes Obligations” means any Obligations in respect of the First Priority Euro Notes, the First Priority Euro Notes Indentures and the security documents entered pursuant thereto.

“First Priority Euro Notes Trustee” means U.S. Bank National Association, as trustee for the holders of the First Priority Euro Notes, together with any successors thereto in such capacity.

“First Priority Lien Obligations” means (i) all Secured Bank Indebtedness, (ii) all other Obligations (not constituting Indebtedness) of the Issuer and its Restricted Subsidiaries under the agreements governing Secured Bank Indebtedness, (iii) all other Obligations of the Issuer or any of its Restricted Subsidiaries in respect of Hedging Obligations or Obligations in respect of cash management services, in each case owing to a Person that is a holder of Indebtedness described in clause (i) or Obligations described in clause (ii) or an Affiliate of such holder at the time of entry into such Hedging Obligations or Obligations in respect of cash management services, (iv) the Note Obligations, (v) the First Priority Dollar Notes Obligations and (vii) the First Priority Euro Notes Obligations.

“First Priority Liens” means the Liens securing the Note Obligations.

“Fitch” means Fitch Ratings Inc. or any successor to the rating agency business thereof.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia and any direct or indirect subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect on September 20, 2006. For the purposes of this Indenture, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

“Global Securities Legend” means the legend set forth under that caption in Exhibit A to this Indenture.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)       currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2)       other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” shall have a corresponding meaning.

“Independent Investment Bank” means one of the Reference Treasury Dealers that the Issuer appoints to act as the Independent Investment Bank from time to time.

“Indebtedness” means, with respect to any Person:

(1)       the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property, except any such balance that constitutes a trade payable or similar obligation to a trade creditor due within six months from the date on which it is Incurred, in each case Incurred in the ordinary course of business, which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)       to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business);

(3)       to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person; and

(4)       to the extent not otherwise included, with respect to the Issuer and its Restricted Subsidiaries, the amount then outstanding (i.e., advanced, and received by, and available for use by, the Issuer or any of its Restricted Subsidiaries) under any Receivables Financing (as set forth in the books and records of the Issuer or any Restricted Subsidiary and confirmed by the agent, trustee or other representative of the institution or group providing such Receivables Financing);

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller or (4) Obligations under or in respect of Qualified Receivables Financing.

Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Indenture.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.

“Intercreditor Agreements” means collectively, (i) the Senior Lender Intercreditor Agreement, (ii) the Senior Fixed Collateral Intercreditor Agreement and (iii) the Second Priority Intercreditor Agreement.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P and BBB- (or the equivalent) by Fitch, or an equivalent rating by any other Rating Agency.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

“Issue Date” means the date on which the Securities are originally issued.

“Issuer” means the party named as such in the Preamble of this Indenture until a successor replaces it and, thereafter, means the successor, in accordance with Section 5.01.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the New York UCC (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Management Group” means the group consisting of the directors, executive officers and other management personnel of the Issuer or any direct or indirect parent of the Issuer, as the case may be, on the Issue Date together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Issuer or any direct or indirect parent of the Issuer, as applicable, was approved by a vote of a majority of the directors of the Issuer or any direct or indirect parent of the Issuer, as applicable, then still in office who were either directors on the Issue Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of the Issuer or any direct or indirect parent of the Issuer, as applicable, hired at a time when the directors on the Issue Date together with the directors so approved constituted a majority of the directors of the Issuer or any direct or indirect parent of the Issuer, as applicable.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgages” means the mortgages (which may be in the form of mortgage amendments to mortgages securing other Indebtedness), trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents delivered with respect to Real Property subject to mortgages, each in form and substance reasonably satisfactory to the Collateral Agent and the Issuer, as amended, supplemented or otherwise modified from time to time.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the state of New York.

“Note Documents” means, collectively, this Indenture, the Securities (including the guarantees thereof) and the Security Documents.

“Note Obligations” means any Obligations in respect of the Securities, this Indenture and the Security Documents, including, for the avoidance of doubt, obligations in respect of Exchange Securities and guarantees thereof.

“Note Secured Parties” means, at any time, (a) the Holders, (b) the Trustee and the Collateral Agent, (c) the beneficiaries of each indemnification obligation undertaken by the Issuer and any Guarantor party to this Indenture or under any Note Document and (d) the successors and permitted assigns of each of the foregoing.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Securities shall not include fees or indemnifications in favor of the Trustee, the Collateral Agent and other third parties other than the Holders.

“Obligor” means, collectively, the Issuer, the Parent Guarantor, the Subsidiary Guarantors and any other obligor on the Securities.

“Offering Memorandum” means the offering memorandum relating to the offering of the Original Securities dated December 15, 2020.

“Officer” means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel which is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.

“Other First Priority Lien Obligations” means all indebtedness or obligations owing under any Other First Priority Lien Obligations Document (as defined in the Senior Lender Intercreditor Agreement); provided, however, for the avoidance of doubt, none of the Revolving Facility Obligations, Term Loan Obligations or Bridge Loan Obligations (as defined in the Senior Lender Intercreditor Agreement) shall constitute Other First Priority Lien Obligations.

“Other Second-Lien Obligations” means other Indebtedness of the Issuer and its Restricted Subsidiaries that is equally and ratably secured with the Existing Second Priority Notes and is designated by the Issuer as an Other Second-Lien Obligation.

“Par Call Date” means December 15, 2025 (the date that is one month prior to the maturity of the Securities).

“Parent Guarantee” means the guarantee by Parent Guarantor of the obligations of the Issuer under this Indenture and the Securities in accordance with the provisions of this Indenture.

“Parent Guarantor” means Berry Global Group, Inc., a Delaware corporation.

“Parent Pari Passu Indebtedness” means any Indebtedness of the Parent Guarantor which ranks pari passu in right of payment to the Parent Guarantee.

“Parent Subordinated Indebtedness” means any Indebtedness of the Parent Guarantor which is by its terms subordinated in right of payment to the Parent Guarantee.

“Pari Passu Indebtedness” means:

(1)       with respect to the Issuer, the Securities and any Indebtedness which ranks pari passu in right of payment to the Securities; and

(2)       with respect to any Subsidiary Guarantor, its Subsidiary Guarantee and any Indebtedness which ranks pari passu in right of payment to such Subsidiary Guarantor’s Subsidiary Guarantee.

“Paying Agent” means an office or agency maintained by the Issuer pursuant to the terms of this Indenture, where notes may be presented for payment.

“Permitted Holders” means, at any time, the Management Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Liens” means, with respect to any Person:

(1)       pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)       Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3)       Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(4)       Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)       minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)       (A) Liens on assets of a Restricted Subsidiary that is not a Subsidiary Guarantor securing Indebtedness of such Restricted Subsidiary, (B) Liens securing an aggregate principal amount of First Priority Lien Obligations not to exceed the sum of (I) under any Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), the greater of $9,000 million and (y) the maximum principal amount of Indebtedness that, as of the date such Indebtedness was Incurred, and after giving effect to the Incurrence of such Indebtedness and the application of proceeds therefrom on such date, would not cause the Secured Indebtedness Leverage Ratio of the Issuer to exceed 4.00 to 1.00 and (II) under any Revolving Credit Agreement or any other Credit Agreement that is a revolving working capital or liquidity facility in an aggregate amount not to exceed the greater of (x) $1,250 million and (y) the Borrowing Base as of the date of such Incurrence, (C) Liens securing Indebtedness (including Capitalized Lease Obligations) Incurred by the Issuer or any of its Restricted Subsidiaries to finance (whether prior to or within 270 days after) the purchase, lease, construction or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets (but no other material assets)), (D) other Liens securing Indebtedness not to exceed the greater of (x) $425.0 million and (y) 5.0% of Total Assets at the time of Incurrence and (E) Liens securing Indebtedness of Foreign Subsidiaries not to exceed the greater of (x) $100.0 million and (y) 10.0% of Total Assets held on the balance sheet of all Foreign Subsidiaries of the Issuer, taken together, at the time of Incurrence (provided that in the case of clause (E), such Lien does not extend to the property or assets of any Subsidiary of the Issuer other than a Foreign Subsidiary);

(7)       Liens existing on the Issue Date (other than Liens described in clauses (6)(B) and (26) in this definition);

(8)       Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer;

(9)       Liens on assets or property at the time the Issuer or a Restricted Subsidiary of the Issuer acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Issuer or any Restricted Subsidiary of the Issuer; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary of the Issuer;

(10)     Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary of the Issuer;

(11)     Liens securing Hedging Obligations not incurred in violation of this Indenture; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

(12)     Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)     leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

(14)     Liens arising from financing statement filings under the Uniform Commercial Code or equivalent statute of another jurisdiction regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15)     Liens in favor of the Issuer or any Subsidiary Guarantor;

(16)     Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing;

(17)     deposits made in the ordinary course of business to secure liability to insurance carriers;

(18)     Liens on the Equity Interests of Unrestricted Subsidiaries;

(19)     grants of software and other technology licenses in the ordinary course of business;

(20)     Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6)(B), (7), (8), (9), (10), (11), (15) and (26) of this definition of “Permitted Liens”; provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6)(B), (7), (8), (9), (10), (11), (15) and (26) of this definition of “Permitted Liens” at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; provided further, however, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clause (6)(B), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (6)(B) and not this clause (20) for purposes of determining the principal amount of Indebtedness outstanding under clause (6)(B), for purposes of clause (1) under Section 11.04(a) and for purposes of the definition of Secured Bank Indebtedness;

(21)     Liens on equipment of the Issuer or any Restricted Subsidiary granted in the ordinary course of business to the Issuer’s or such Restricted Subsidiary’s client at which such equipment is located;

(22)     judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(23)     Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(24)     Liens incurred to secure cash management services in the ordinary course of business;

(25)     other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $50.0 million at any one time outstanding;

(26)     Liens securing the Note Obligations (other than any Additional Securities); and

(27)     Liens on the Collateral in favor of any collateral agent relating to such collateral agent’s administrative expenses with respect to the Collateral.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

“Purchase Money Note” means a promissory note of a Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from the Issuer or any Subsidiary of the Issuer to a Receivables Subsidiary in connection with a Qualified Receivables Financing, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity.

“Qualified CFC Holding Company” means a Wholly Owned Subsidiary of the Issuer that is a limited liability company, the primary asset of which consists of Equity Interests in either (i) a Foreign Subsidiary or (ii) a limited liability company the primary asset of which consists of Equity Interests in a Foreign Subsidiary.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1)       the Board of Directors of the Issuer shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Receivables Subsidiary;

(2)       all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by the Issuer); and

(3)       the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure Bank Indebtedness, Indebtedness in respect of the Securities, Existing Second Priority Notes and the Second Priority Notes or any Refinancing Indebtedness with respect to the Securities shall not be deemed a Qualified Receivables Financing.

“Rating Agency” means (1) each of Moody’s, S&P and Fitch and (2) if Moody’s, S&P or Fitch ceases to rate the Securities for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Issuer or any direct or indirect parent of the Issuer as a replacement agency for Moody’s, S&P or Fitch, as the case may be.

“Rating Event” means (a) in the event the Securities have an Investment Grade Rating by all three Rating Agencies, two or more of the Rating Agencies that provided an Investment Grade Rating withdraw their Investment Grade Rating or downgrade the rating assigned to the Securities below an Investment Grade Rating, (b) the event the Securities have an Investment Grade Rating by two Rating Agencies, both such Rating Agencies that provided an Investment Grade Rating withdraw their Investment Grade Rating or downgrade the rating assigned to the Securities below an Investment Grade Rating, or (c) the Issuer or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and two or more Rating Agencies indicate that if consummated, such transactions (alone or together with any related recapitalization or refinancing transactions) would cause the Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Securities below an Investment Grade Rating.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by the Issuer or any Subsidiary Guarantor, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures incidental to the ownership or lease thereof.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries); and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Issuer or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of the Issuer (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Issuer in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Issuer and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary and:

(a)       no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Issuer or any other Subsidiary of the Issuer in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Issuer or any other Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b)       with which neither the Issuer nor any other Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding other than on terms which the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer; and

(c)       to which neither the Issuer nor any other Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Reference Treasury Dealer” means (1) each of Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, and in each case their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case we will substitute another Primary Treasury Dealer, as applicable and (2) any other Primary Treasury Dealer(s) we select.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Bank, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Bank by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Registration Rights Agreement” means the registration rights agreement with respect to the Securities among the Issuers, the guarantors party thereto and the representatives of the Initial Purchasers, dated as of the date hereof.

“Representative” means (a) in the case of any Term Loan Obligations, the Term Facility Administrative Agent, (b) in the case of any Revolving Facility Obligations, the Revolving Facility Administrative Agent, (c) in the case of any Note Obligations, the Trustee, (d) [reserved] and (e) in the case of any Series of Other First Priority Lien Obligations, each administrative agent representing the holders of such Series of Other First Priority Lien Obligations.

“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Indenture, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Issuer.

“Revolving Credit Agreement” means the Third Amended and Restated Revolving Credit Agreement, dated May 1, 2019, by and among the Company, Berry Global Group, Inc., certain Subsidiaries of the Company, Bank of America, N.A., as administrative agent, and the other lenders party thereto, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Revolving Facility Administrative Agent” means Bank of America, N.A., as administrative agent for the lenders under the Revolving Credit Agreement, together with its successors and permitted assigns under the Revolving Credit Agreement exercising substantially the same rights and powers, or such other agent as may from time to time be appointed thereunder.

“Revolving Facility Collateral Agent” means Bank of America, N.A., as collateral agent for the lenders under the Revolving Credit Agreement and under the security documents in connection therewith, together with its successors and permitted assigns under the Revolving Credit Agreement or the security documents in connection therewith exercising substantially the same rights and powers, or such other agent as may from time to time be appointed thereunder.

“Revolving Facility Lenders” means the “Lenders” under and as defined in the Revolving Credit Agreement.

“Revolving Facility Obligations” means all “Obligations” (as such term is defined in the Revolving Credit Agreement) now or hereafter owing to Revolving Facility Secured Parties, and all other indebtedness and obligations now or hereafter owing to the Revolving Facility Secured Parties that is secured by any of the Bank Agreement Security Documents.

“Revolving Facility Secured Parties” means (a) the Revolving Facility Lenders (and any Affiliate of a Revolving Facility Lender designated by the Issuer as a provider of cash management services to which any obligation referred to in clause (c) of the definition of the term “Security Agreement Obligations” is owed), (b) the Revolving Facility Administrative Agent and the Revolving Facility Collateral Agent, (c) each Issuing Bank (as defined in the Revolving Credit Agreement) party to the Revolving Credit Agreement, (d) each counterparty to any Swap Agreement entered into with the Issuer or any Subsidiary Guarantor party to the Revolving Credit Agreement, the obligations under which constitute Security Agreement Obligations, (e) the beneficiaries of each indemnification obligation undertaken by the Issuer or any Subsidiary Guarantor party to the Revolving Credit Agreement under any Loan Document (as defined in the Revolving Credit Agreement) and (f) the successors and permitted assigns of each of the foregoing.

“Revolving Facility Senior Collateral” means any and all of the following Collateral, whether now owned or at any time hereafter acquired, by the Issuer or any Subsidiary Guarantor or in which such Person may have or in the future may acquire any right, title or interest to the extent a security interest in such Collateral has been or may hereafter be granted to the Collateral Agent under the Security Documents: (a) all Accounts (except to the extent arising out of the sale of Collateral other than Revolving Facility Senior Collateral; (b) all Inventory; (c) to the extent evidencing, governing, securing or otherwise related to the items referred to in the preceding clauses (a) and (b), all (i) General Intangibles, (ii) Chattel Paper, (iii) Instruments and (iv) Documents; (d) all Payment Intangibles (including corporate tax refunds), other than any Payment Intangibles that represent tax refunds in respect of or otherwise relate to real property, Fixtures or Equipment; (e) all Indebtedness of Berry Global Group, Inc. (formerly known as Berry Plastics Group, Inc.) or any of its subsidiaries that arises from cash advances made after the date hereof to enable the obligor or obligors thereon to acquire Inventory; (f) all collection accounts, deposit accounts, lockboxes, securities accounts and commodity accounts and any cash or other assets in any such accounts (other than identifiable cash proceeds in respect of real estate, fixtures or equipment); all books and records related to the foregoing; and (h) all Products and Proceeds and Supporting Obligations of any and all of the foregoing in whatever form received, including proceeds of insurance policies related to Inventory of the Issuer or any Subsidiary Guarantor and business interruption insurance and all collateral security and guarantees given by any person with respect to any of the foregoing. All capitalized terms used in this definition and not defined elsewhere in this document have the meanings assigned to them in the New York UCC.

“RPC Acquisition” means the acquisition by the Issuer, directly or indirectly, of 100% of the outstanding shares of RPC Group Plc, a public limited company incorporated in England and Wales with registration number 2578443.

“RPC Transaction Equity Investment” means an Investment by the Company or a Subsidiary Guarantor in one or more Subsidiaries of the Company in an aggregate amount necessary to fund the RPC Acquisition and/or refinance existing debt of RPC Group Plc.

“RPC Transactions” means the RPC Acquisition, the issuance of the First Priority Dollar Notes on June 5, 2019, the entry into the Escrow Agreement dated June 5, 2019 and the assumption by the Issuer of the obligations under the First Priority Dollar Notes and the First Priority Dollar Notes Indenture, the borrowings under the Term Loan Credit Agreement, the RPC Transaction Equity Investment and the transactions related thereto.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Issuer or a Restricted Subsidiary whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or such Restricted Subsidiary leases it from such Person, other than leases between the Issuer and a Restricted Subsidiary of the Issuer or between Restricted Subsidiaries of the Issuer.

“S&P” means S&P Global Ratings, a division of S&P Global Inc. or any successor to the rating agency business thereof.

“SEC” means the Securities and Exchange Commission.

“Second Priority Intercreditor Agreement” means the Second Amended and Restated Intercreditor Agreement, dated as of February 5, 2008, as supplemented on April 21, 2008, December 3, 2009, April 30, 2010, July 19, 2010, November 19, 2010, May 12, 2014, June 25, 2014, June 5, 2015, February 24, 2018 and September 24, 2018, by and among the Existing Second Priority Notes Trustee, the Existing Second Priority Notes Collateral Agent, the Term Facility Administrative Agent, the Term Loan Collateral Agent, the Revolving Facility Administrative Agent, the Revolving Facility Collateral Agent, the Subsidiaries of the Issuer party thereto and Berry Global Group, Inc., as was previously supplemented and as supplemented as of the Issue Date by the execution and delivery of a joinder agreement by the Collateral Agent, the Trustee, the Term Facility Administrative Agent, the Term Loan Collateral Agent, the Revolving Facility Administrative Agent, the Revolving Facility Collateral Agent, Trustee, the Collateral Agent, Berry Global Group, Inc., the Issuer and the Subsidiary Guarantors, as may be further amended, restated or otherwise supplemented.

“Second Priority Liens” means the Liens securing the Obligations in respect of the Existing Second Priority Notes.

“Secured Bank Indebtedness” means any Bank Indebtedness that is secured by a Permitted Lien incurred or deemed incurred pursuant to clause (6)(B) of the definition of Permitted Lien.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Secured Indebtedness Leverage Ratio” means, with respect to any Person at any date, the ratio of (i) an amount equal to (a) the amount of Secured Indebtedness (other than Secured Indebtedness described in clause (6)(B)(II) of the definition of “Permitted Liens”) of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) that constitutes First Priority Lien Obligations minus (b) the amount of cash and Cash Equivalents of such Person and its Restricted Subsidiaries as of such date to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred. In the event that the Issuer or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Secured Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Indebtedness Leverage Ratio is made (the “Secured Leverage Calculation Date”), then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that the Issuer may elect, pursuant to an Officers’ Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Issuer or any of its Restricted Subsidiaries has determined to make and/or made after September 20, 2006 and during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Secured Leverage Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations, discontinued operations and other operational changes (and the change of any associated Indebtedness and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, consolidation or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Issuer as set forth in an Officers’ Certificate, to reflect (1) operating expense reductions and other operating improvements or cost synergies reasonably expected to result from the applicable pro forma event, and (2) all pro forma adjustments of the nature used in similar calculations in the Existing Second Priority Notes Indentures and the Existing First Priority Notes Indentures (as in effect on the Issue Date).

“Securities” has the meaning given such term in the Preamble to this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement Obligations” means (a) the Bank Agreement Obligations, (b) the due and punctual payment and performance of all obligations of each Loan Party (as defined in each of the Term Loan Credit Agreement and the Revolving Credit Agreement) under each Swap Agreement that (i) was in effect on April 3, 2007 with a counterparty that was a Revolving Facility Lender or an Affiliate of a Revolving Facility Lender of April 3, 2007 or (ii) is (or was) entered into after April 3, 2007 with any counterparty that is (or was) a Revolving Facility Lender or an Affiliate of a Revolving Facility Lender at the time such Swap Agreement is (or was) entered into, and (c) the due and punctual payment and performance of all obligations of each Bank Agreement Borrower and any of their Subsidiaries in respect of overdrafts and related liabilities owed to a Revolving Facility Lender or any of its Affiliates (or any other Person designated by the Issuer as a provider of cash management services and entitled to the benefit of the Security Agreement) and arising from cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer, ACH services and other cash management arrangements).

“Security Documents” means the security agreements, pledge agreements, collateral assignments, Mortgages and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in favor of the Collateral Agent in the Collateral, as contemplated by this Indenture.

“Senior Fixed Collateral Intercreditor Agreement” means the Senior Fixed Collateral Priority and Intercreditor Agreement, dated as of February 5, 2008, as amended on April 21, 2008, by and among the Term Facility Administrative Agent, the Term Loan Collateral Agent, the Company and Berry Global Group, Inc. (formerly known as Berry Plastics Group, Inc.), as was previously supplemented and as supplemented as of the Issue Date by the execution and delivery of a joinder agreement by the Collateral Agent, the Trustee, the Term Facility Administrative Agent, the Term Loan Collateral Agent, Berry Global Group, Inc. (formerly Berry Plastics Group, Inc.), the Issuer and the Subsidiary Guarantors, as amended, supplemented or otherwise modified from time to time.

“Senior Fixed Obligations” means all First Priority Lien Obligations other than Revolving Facility Obligations.

“Senior Fixed Obligations Secured Parties” means each of the Term Loan Secured Parties, the Note Secured Parties and each other First Priority Lien Obligations secured parties.

“Senior Lender Intercreditor Agreement” means the Second Amended and Restated Senior Lender Priority and Intercreditor Agreement, dated as of February 5, 2008, as supplemented on April 21, 2008, December 3, 2009, February 8, 2013, January 6, 2014, October 1, 2015 and February 11, 2016, February 15, 2018 and September 24, 2018 by and among the Term Facility Administrative Agent, the Term Loan Collateral Agent, the Revolving Facility Administrative Agent, the Revolving Facility Collateral Agent, the Issuer, certain Subsidiaries of the Issuer and Berry Global Group, Inc., as amended, supplemented or otherwise modified from time to time, as was previously supplemented and as supplemented as of the Issue Date by the execution and delivery of a joinder agreement by the Collateral Agent, the Trustee, the Term Facility Administrative Agent, the Term Loan Collateral Agent, the Revolving Facility Administrative Agent, the Revolving Facility Collateral Agent, Berry Global Group, Inc. (formerly known Berry Plastics Group, Inc.), the Issuer and the Subsidiary Guarantors.

“Senior Secured Obligations” means (a) with respect to the Revolving Facility Obligations (to the extent such Obligations are secured by Collateral other than Revolving Facility Senior Collateral), the Senior Fixed Obligations, and (b) with respect to Term Loan Obligations, the Note Obligations and any Series of First Priority Lien Obligations other than Revolving Facility Obligations (to the extent such Obligations are secured by the Revolving Facility Senior Collateral), the Revolving Facility Obligations; all of the foregoing obligations described in clause (a) or clause (b) being a separate “Class” of Senior Secured Obligations.

“Series” means (a) each of the Term Loan Obligations, Note Obligations and each series of any Other First Priority Lien Obligations, each of which shall constitute a separate Series of the Class of Senior Secured Obligations constituting Senior Fixed Obligations, except that to the extent that any two series of such Other First Priority Lien Obligations (i) are secured by identical Collateral held by a common collateral agent, (ii) have their security interests documented by a single set of security documents and (iii) the two series are issued or incurred either on the same date or within 30 days of the issuance or incurrence of each other, each such series of Other First Priority Lien Obligations shall collectively constitute a single Series; and (b) the Revolving Facility Obligations, which shall constitute the single Series of the Class of Senior Secured Obligations constituting Revolving Facility Obligations. With respect to the Senior Fixed Obligations Secured Parties, the Senior Fixed Obligations Secured Parties with respect to each Series of Senior Fixed Obligations shall constitute a separate Series of Senior Fixed Obligations Secured Parties.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Issuer or any Subsidiary of the Issuer which the Issuer has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Securities, and (b) with respect to any Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor which is by its terms subordinated in right of payment to its Subsidiary Guarantee.

“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantee” means any guarantee, other than the Parent Guarantee, of the obligations of the Issuer under this Indenture and the Securities by any Restricted Subsidiary in accordance with the provisions of this Indenture.

“Subsidiary Guarantor” means any Restricted Subsidiary that Incurs a Subsidiary Guarantee; provided that upon the release or discharge of such Person from its Subsidiary Guarantee in accordance with this Indenture, such Person ceases to be a Subsidiary Guarantor. For the avoidance of doubt, Parent Guarantor shall not constitute a Subsidiary Guarantor.

“Tax Distributions” means the payment of dividends or other distributions to any direct or indirect parent of the Issuer in amounts required for such parent to pay federal, state or local income taxes (as the case may be) imposed directly on such parent to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries (including, without limitation, by virtue of such parent being the common parent of a consolidated or combined tax group of which the Issuer and/or its Restricted Subsidiaries are members.

“Term Facility Administrative Agent” means Credit Suisse, Cayman Islands Branch, as administrative agent for the lenders under the Term Loan Credit Agreement, together with its successors and permitted assigns under the Term Loan Credit Agreement exercising substantially the same rights and powers, or such other agent as may from time to time be appointed thereunder.

“Term Loan Collateral Agent” means Credit Suisse, Cayman Islands Branch, as collateral agent for the lenders under the Term Loan Credit Agreement, together with its respective successors and permitted assigns under the Term Loan Credit Agreement exercising substantially the same rights and powers, or such other agent as may from time to time be appointed thereunder.

“Term Loan Credit Agreement” means that certain Second Amended and Restated Term Loan Credit Agreement, dated April 3, 2007, by and among the Issuer, Berry Global Group, Inc., Credit Suisse, Cayman Islands Branch, as administrative agent, and the other lenders party thereto, as amended by the Incremental Assumption Agreement, dated as of February 8, 2013, the Incremental Assumption Agreement, dated as of January 6, 2014, the Incremental Assumption Agreement, dated as of October 1, 2015, that certain Incremental Assumption Agreement and Amendment, dated as of June 15, 2016, that certain Incremental Assumption Agreement, dated as of January 19, 2017, that certain Incremental Assumption Agreement, dated as of February 10, 2017, that certain Incremental Assumption Agreement, dated as of August 10, 2017, that certain Incremental Assumption Agreement, dated as of November 27, 2017, that certain Incremental Assumption Agreement and Amendment dated as of February 12, 2018, that certain Incremental Assumption Agreement dated as of May 16, 2018, that certain Amendment Agreement dated as of April 10, 2019, that certain Incremental Assumption Agreement and Amendment, dated as of July 1, 2019, that certain Incremental Assumption Agreement, dated as of October 18, 2019 and that certain Incremental Assumption Agreement, dated as of December 17, 2019 and as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof.

“Term Loan Lenders” means the “Lenders” under and as defined in the Term Loan Credit Agreement.

“Term Loan Obligations” means all Security Agreement Obligations now or hereafter owing to Term Loan Secured Parties, and all other indebtedness and obligations now or hereafter owing to the Term Loan Secured Parties that is secured by any of the Bank Agreement Security Documents.

“Term Loan Secured Parties” means, at any time, (a) the Term Loan Lenders, (b) the Term Facility Administrative Agent and the Term Loan Collateral Agent, (c) the beneficiaries of each indemnification obligation undertaken by the Issuer and any Subsidiary Guarantor party to the Term Loan Credit Agreement under any Loan Document (as defined in the Term Loan Credit Agreement) and (d) the successors and permitted assigns of each of the foregoing.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa and 77bbbb) as in effect on the date of this Indenture, except as otherwise provided herein.

“Total Assets” means the total consolidated assets of the Issuer and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuer.

“Treasury Rate” means, with respect to any redemption date, (i) the yield, calculated as the average of the five most recent daily rates published in the statistical release(s) designated “H.15”or any successor publication which is published by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Par Call Date, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (ii) if the release referred to above (or any successor release) is not published during the week preceding the calculation date or does not contain the yields referred to above, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated at 5:00 p.m. (New York City time) on the third business day preceding such redemption date. As used in the immediately preceding sentence and in the definition of “Reference Treasury Dealer Quotations” above, the term “business day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or obligated by law or executive order to close.

“Trust Officer” means:

(1)       any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject, and

(2)       who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in the Preamble of this Indenture until a successor replaces it and, thereafter, means the successor.

“Unrestricted Subsidiary” means:

(1)       BP Parallel LLC, for so long as such Person is a Subsidiary of the Issuer and is not designated as a Restricted Subsidiary by the Board of Directors of the Issuer;

(2)       any Subsidiary of the Issuer that at the time of determination shall be designated an “Unrestricted Subsidiary” (or equivalent thereof) under the Credit Agreements or the Existing First Priority Notes; and

(3)       any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means securities that are:

(1)       direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)       obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required to be held by Foreign Subsidiaries) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.            Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.07
“Agent Members”	Appendix A
“Appendix”	Preamble
“Change of Control Offer”	4.08(b)
“Change of Control Reversion Date”	4.16(d)
“Clearstream”	Appendix A
“covenant defeasance option”	8.01(c)
“Covenant Suspension Event”	4.16(b)
“Custodian”	6.01
“Definitive Security”	Appendix A
“Downgrade Reversion Date”	4.16(c)
“Euroclear”	Appendix A
“Event of Default”	6.01
“Exchange Security”	Preamble
“Global Securities”	Appendix A
“Global Securities Legend”	Appendix A
“Guaranteed Obligations”	12.01(a)
“IAI”	Appendix A
“incorporated provision”	13.01
“Initial Purchasers”	Appendix A
“legal defeasance option”	8.01

Term	Defined in Section
“Mortgage Amendment”	4.19
“Notice of Default”	6.01
“Original Securities”	Preamble
“Paying Agent”	2.04(a)
“Payor”	4.17
“protected purchaser”	2.08
“Purchase Agreement”	Appendix A
“QIB”	Appendix A
“Registered Exchange Offer”	Appendix A
“Registrar”	2.04(a)
“Registration Rights Agreement”	Appendix A
“Regulation S”	Appendix A
“Regulation S Global Securities”	Appendix A
“Regulation S Permanent Global Security”	Appendix A
“Regulation S Temporary Global Security”	Appendix A
“Regulation S Securities”	Appendix A
“Restricted Period”	Appendix A
“Restricted Securities Legend”	Appendix A
“Rule 144A”	Appendix A
“Rule 144A Global Securities”	Appendix A
“Rule 144A Securities”	Appendix A
“Rule 501”	Appendix A
“Securities Custodian”	Appendix A
“Shelf Registration Statement”	Appendix A
“Successor Company”	5.01(a)
“Successor Subsidiary Guarantor”	5.01(b)
“Transfer”	5.01(b)
“Transfer Restricted Securities”	Appendix A
“Unrestricted Definitive Security	Appendix A
“Unrestricted Global Security”	Appendix A

SECTION 1.03.            Incorporation by Reference of Trust Indenture Act. This Indenture incorporates by reference certain provisions of the TIA. The following TIA terms have the following meanings:

“indenture securities” means the Securities and the Guarantees.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“Obligor” on the indenture securities means the Issuer, the Parent Guarantor, the Subsidiary Guarantors and any other obligor on the Securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04.            Rules of Construction. Unless the context otherwise requires:

(a)            a term has the meaning assigned to it;

(b)            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)            “or” is not exclusive;

(d)            “including” means including without limitation;

(e)            words in the singular include the plural and words in the plural include the singular;

(f)             unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(g)            the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(h)            the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

(i)             unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;

(j)             “$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts; and

(k)             whenever in this Indenture or the Securities there is mentioned, in any context, principal, interest or any other amount payable under or with respect to any Securities, such mention shall be deemed to include mention of the payment of Additional Interest, to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof.

ARTICLE 2

THE SECURITIES

SECTION 2.01.            Amount of Securities. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture on the Issue Date is $750,000,000 in initial aggregate principal amount of Securities.

The Issuer may from time to time after the Issue Date issue Additional Securities under this Indenture in an unlimited principal amount, so long as (i) the Incurrence of the Indebtedness represented by such Additional Securities is at such time permitted by Section 4.12 and (ii) such Additional Securities are issued in compliance with the other applicable provisions of this Indenture. With respect to any Additional Securities issued after the Issue Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.07, 2.08, 2.09, 2.10, 3.06, 3.08 or 4.08(c) or the Appendix), there shall be (a) established in or pursuant to a resolution of the Board of Directors of the Issuer and (b) (i) set forth or determined in the manner provided in an Officers’ Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Securities:

(1)             the aggregate principal amount of such Additional Securities which may be authenticated and delivered under this Indenture,

(2)             the issue price and issuance date of such Additional Securities, including the date from which interest on such Additional Securities shall accrue;

(3)             if applicable, that such Additional Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositaries for such Global Securities, the form of any legend or legends which shall be borne by such Global Securities in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.2 of the Appendix in which any such Global Security may be exchanged in whole or in part for Additional Securities registered, or any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Security or a nominee thereof; and

(4)             if applicable, that such Additional Securities that are not Transfer Restricted Securities shall not be issued in the form of Original Securities as set forth in Exhibit A, but shall be issued in the form of Exchange Securities as set forth in Exhibit B.

If any of the terms of any Additional Securities are established by action taken pursuant to a resolution of the Board of Directors of the Issuer, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or the indenture supplemental hereto setting forth the terms of the Additional Securities.

The Securities, including any Additional Securities, shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

SECTION 2.02.            Form and Dating. Provisions relating to the Original Securities the Additional Securities and the Exchange Securities are set forth in the Appendix, which is hereby incorporated into and expressly made a part of this Indenture. The (i) Original Securities and the Trustee’s certificate of authentication and (ii) any Additional Securities (if issued as Transfer Restricted Securities) and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The (i) Exchange Securities and the Trustee’s certificate of authentication and (ii) any Additional Securities issued other than as Transfer Restricted Securities and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which any Obligor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and in denominations of $2,000 and any integral multiples of $1,000.

SECTION 2.03.            Execution and Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer (a) Original Securities for original issue on the date hereof in an aggregate principal amount of $750,000,000 in initial aggregate principal amount of Securities, (b) subject to the terms of this Indenture, Additional Securities in an aggregate principal amount to be determined at the time of issuance and specified therein and (c) the Exchange Securities for issue in a Registered Exchange Offer pursuant to the Registration Rights Agreement for a like principal amount of the Original Securities exchanged pursuant thereto or otherwise pursuant to an effective registration statement under the Securities Act. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Original Securities or Exchange Securities. Notwithstanding anything to the contrary in this Indenture or the Appendix, any issuance of Additional Securities after the Issue Date shall be in a principal amount of at least $2,000 and integral multiples of $1,000 in excess of $2,000.

One Officer shall sign the Securities for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.04.            Registrar and Paying Agent.

(a)                 The Issuer shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes the Paying Agent and any additional paying agents. The Issuer initially appoints the Trustee as the Registrar, Paying Agent and the Securities Custodian with respect to the Global Securities.

(b)                The Issuer may enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuer or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

(c)                 The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

SECTION 2.05.            Paying Agent to Hold Money in Trust. Prior to or on each due date of the principal of and interest on any Security, the Issuer shall deposit with each Paying Agent (or if the Issuer or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Securities, and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer or a Wholly Owned Subsidiary of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, a Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06.            Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.07.            Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Securities at the Registrar’s request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or of any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

Prior to the due presentation for registration of transfer of any Security, the Issuer, the other Obligors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, any other Obligor, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

SECTION 2.08.            Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the New York UCC are met, such that the Holder (a) satisfies the Issuer or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the New York UCC (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee or the Issuer to protect the Issuer, the Trustee, a Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security (including without limitation, attorneys’ fees and disbursements in replacing such Security). In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuer in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

Every replacement Security is an additional obligation of the Issuer.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

SECTION 2.09.            Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 13.06, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

If a Security is replaced pursuant to Section 2.08 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a protected purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.08.

If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10.            Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Securities and make them available for delivery in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Issuer, without charge to the Holder. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as Definitive Securities.

SECTION 2.11.            Cancellation. The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Securities in accordance with its customary procedures. The Issuer may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

SECTION 2.12.            Defaulted Interest. If the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay the defaulted interest then borne by the Securities (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be sent to each affected Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13.            CUSIP Numbers, ISINs, etc. The Issuer in issuing the Securities may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Securities or as contained in any notice of a redemption that reliance may be placed only on the other identification numbers printed on the Securities and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly advise the Trustee in writing of any change in the CUSIP numbers, ISINs and “Common Code” numbers.

SECTION 2.14.            Calculation of Principal Amount of Securities. The aggregate principal amount of the Securities, at any date of determination, shall be the principal amount of the Securities outstanding at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Securities, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Securities, the Holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Securities then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 13.06 of this Indenture. Any such calculation made pursuant to this Section 2.14 shall be made by the Issuer and delivered to the Trustee pursuant to an Officers’ Certificate.

ARTICLE 3

REDEMPTION

SECTION 3.01.            Redemption. The Securities may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the form of Securities set forth in Exhibit A and Exhibit B hereto, which are hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to, but not including, the redemption date.

SECTION 3.02.            Applicability of Article. Redemption of Securities at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

SECTION 3.03.            Notices to Trustee. If the Issuer elects to redeem Securities pursuant to the optional redemption provisions of Paragraph 5 of the Security, it shall notify the Trustee in writing of (i) the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Securities to be redeemed and (iv) the redemption price. Such notice may be conditional. The Issuer shall give notice to the Trustee provided for in this paragraph at least 30 days but not more than 60 days before a redemption date if the redemption is pursuant to Paragraph 5 of the Security, unless a shorter period is acceptable to the Trustee. Such notice shall be accompanied by an Officers’ Certificate and Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being sent to any Holder and shall thereby be void and of no effect.

SECTION 3.04.            Selection of Securities to Be Redeemed. In the case of any partial redemption, selection of Securities for redemption will be made by the Trustee by lot in accordance with the depositary’s procedures; provided that no Securities of $2,000 or less shall be redeemed in part. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $2,000. Securities and portions of them the Trustee selects shall be in amounts of $2,000 or any integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuer promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.05.            Notice of Optional Redemption.

(a)                 At least 30 days but not more than 60 days before a redemption date pursuant to Paragraph 5 of the Security, the Issuer shall mail or cause to be mailed by first-class mail or cause to be sent electronically a notice of redemption to each Holder whose Securities are to be redeemed.

Any such notice shall identify the Securities to be redeemed and shall state:

(i)              the redemption date;

(ii)             the redemption price and the amount of accrued interest to, but not including, the redemption date;

(iii)            the name and address of the Paying Agent;

(iv)            that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued interest;

(v)             if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed, the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

(vi)            that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii)           the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Securities being redeemed; and

(viii)          that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Securities.

(b)                At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee with the information required by this Section at least 10 days (or such shorter period as shall be acceptable to the Trustee) prior to the date such notice is to be provided to Holders and such notice may not be canceled.

SECTION 3.06.            Effect of Notice of Redemption. Once notice of redemption is mailed or sent in accordance with Section 3.05, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, except as provided in the final sentence of paragraph 5 of the Securities. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, to, but not including, the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.07.            Deposit of Redemption Price. With respect to any Securities, prior to 10:00 a.m., New York City time, on the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Issuer to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest (if any) on, the Securities to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

SECTION 3.08.            Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4

COVENANTS

SECTION 4.01.            Payment of Securities. The Issuer shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. An installment of principal or interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds as of 12:00 p.m. New York City time money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate borne by the Securities to the extent lawful.

SECTION 4.02.            Reports and Other Information.

(a)                 Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Issuer shall file with the SEC (and provide the Trustee and Holders with copies thereof, without cost to each Holder, within 15 days after it files them with the SEC):

(i)              within the time period specified in the SEC’s rules and regulations, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(ii)             within the time period specified in the SEC’s rules and regulations, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(iii)            promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC’s rules and regulations), such other reports on Form 8-K (or any successor or comparable form), and

(iv)            any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer shall make available such information to prospective purchasers of Securities, including by posting such reports on the primary website of the Issuer or its Subsidiaries in addition to providing such information to the Trustee and the Holders, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, it being understood that the Trustee shall have no responsibility whatsoever to determine whether any filings have been made with the SEC or reports have been posted on such website.

(b)                In the event that:

(i)              the rules and regulations of the SEC permit the Issuer and any direct or indirect parent of the Issuer to report at such parent entity’s level on a consolidated basis, and

(ii)             such parent entity of the Issuer is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the Capital Stock of the Issuer, such consolidated reporting at such parent entity’s level in a manner consistent with that described in this Section 4.02 for the Issuer shall satisfy this Section 4.02.

(c)                 The Issuer shall make such information available to prospective investors upon request. In addition, the Issuer shall, for so long as any Securities remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, the Issuer will be deemed to have furnished such reports referred to above to the Trustee and the Holders if the Issuer has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available; provided, however, that the Trustee shall have no responsibility whatsoever to determine whether or not the Issuer has made such filing.

(a) So long as the Parent Guarantee is in effect, or (b) in the event that any direct or indirect parent of the Issuer is or becomes a guarantor of the Guaranteed Obligations, the Issuer may satisfy its obligations under this Section 4.02 with respect to financial information relating to the Issuer by furnishing financial information relating to the Parent Guarantor, or to such direct or indirect parent, as applicable; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Parent Guarantor, or to such direct or indirect parent, and any of their respective Subsidiaries other than the Issuer and its Subsidiaries, on the one hand, and the information relating to the Issuer, the Subsidiary Guarantors and the other Subsidiaries of the Issuer on a standalone basis, on the other hand.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates with respect thereto).

SECTION 4.03.            Reserved.

SECTION 4.04.            Reserved.

SECTION 4.05.            Reserved.

SECTION 4.06.            Reserved.

SECTION 4.07.            Reserved.

SECTION 4.08.            Change of Control Triggering Event.

(a)                 Upon a Change of Control Triggering Event, each Holder shall have the right to require the Issuer to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in this Section 4.08; provided, however, that notwithstanding the occurrence of a Change of Control Triggering Event, the Issuer shall not be obligated to purchase any Securities pursuant to this Section 4.08 in the event that it has exercised its right to redeem such Securities in accordance with Article 3 of this Indenture. In the event that at the time of such Change of Control Triggering Event the terms of any Bank Indebtedness restrict or prohibit the repurchase of Securities pursuant to this Section 4.08, then prior to the mailing or sending electronically of the notice to the Holders provided for in Section 4.08(b) but in any event within 30 days following any Change of Control Triggering Event, the Issuer shall (i) repay in full all such Bank Indebtedness or, if doing so will allow the purchase of Securities, offer to repay in full all Bank Indebtedness and repay all such Bank Indebtedness of each lender who has accepted such offer, or (ii) obtain the requisite consent under the agreements governing such Bank Indebtedness to permit the repurchase of the Securities as provided for in Section 4.08(b).

(b)                Within 30 days following any Change of Control Triggering Event, except to the extent that the Issuer has exercised its right to redeem the Securities in accordance with Article 3 of this Indenture, the Issuer shall mail or send electronically a notice (a “Change of Control Offer”) to each Holder with a copy to the Trustee stating:

(1)              that a Change of Control Triggering Event has occurred and that such Holder has the right to require the Issuer to repurchase such Holder’s Securities at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase (subject to the right of the Holders of record on a record date to receive interest on the relevant interest payment date);

(2)              the circumstances and relevant facts and financial information regarding such Change of Control Triggering Event;

(3)              the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent); and

(4)              the instructions determined by the Issuer, consistent with this Section 4.08, that a Holder must follow in order to have its Securities purchased.

(c)                 Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. The Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the purchase date a facsimile transmission or letter sent to the address specified in Section 13.02 or set forth in the notice described in Section 4.08(b) setting forth the name of the Holder, the principal amount of the Security that was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

(d)                 On the purchase date, all Securities purchased by the Issuer under this Section shall be delivered to the Trustee for cancellation, and the Issuer shall pay the purchase price plus accrued and unpaid interest to the Holders entitled thereto.

(e)                 A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(f)                  Notwithstanding the other provisions of this Section 4.08, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 applicable to a Change of Control Offer made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

(g)                 If Holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described above, purchases all of the Securities validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Securities that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption.

(h)                 Securities repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Securities issued but not outstanding or will be retired and canceled at the option of the Issuer. Securities purchased by a third party pursuant to the preceding clause (f) or (g) will have the status of Securities issued and outstanding.

(i)                  At the time the Issuer delivers Securities to the Trustee which are to be accepted for purchase, the Issuer shall also deliver an Officers’ Certificate stating that such Securities are to be accepted by the Issuer pursuant to and in accordance with the terms of this Section 4.08. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(j)                  Prior to any Change of Control Offer, the Issuer shall deliver to the Trustee an Officers’ Certificate stating that all conditions precedent contained herein to the right of the Issuer to make such offer have been complied with.

(k)                 The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.

SECTION 4.09.            Compliance Certificate. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer, beginning with the fiscal year ending on or about September 30, 2020, an Officers’ Certificate (which Officers’ Certificate shall be signed by two Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer) stating that in the course of the performance by the signers of their duties as Officers of the Issuer they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto. The Issuer also shall comply with Section 314(a)(4) of the TIA.

SECTION 4.10.            Further Instruments and Acts. Upon request of the Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.11.            Future Subsidiary Guarantors. The Issuer shall cause each Restricted Subsidiary that is a Domestic Subsidiary (unless such Subsidiary is a Receivables Subsidiary) that is an obligor under:

(i)              the Credit Agreements, or

(ii)             any capital markets debt securities in aggregate principal amount in excess of $100.0 million,

to execute and deliver to the Trustee (x) a supplemental indenture substantially in the form of Exhibit D pursuant to which such Subsidiary shall guarantee the Issuer’s Obligations under the Securities and this Indenture and (y) joinders to the Security Documents and take all actions required thereunder to perfect the liens created thereunder, to grant to the Collateral Agent a perfected security interest in the Collateral of such Restricted Subsidiary.

SECTION 4.12.            Liens.

The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien other than Permitted Liens on any asset or property of the Issuer or such Restricted Subsidiary securing Indebtedness unless such Lien securing such Indebtedness of the Issuer or such Restricted Subsidiary is junior to the Liens securing the Note Obligations upon the assets or property constituting the collateral for such Indebtedness, on terms no less favorable in any material respect to the Holders than the terms set forth in the Second Priority Intercreditor Agreement. In the case of any Permitted Lien that secures First Priority Lien Obligations, the Securities shall be equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Securities) the obligations so secured on terms no less favorable in any material respect to the Holders than the terms set forth in the Second Priority Intercreditor Agreement; provided that the First Priority Lien Obligations that are Obligations in respect of a Revolving Credit Agreement may be secured on a senior basis with respect to any Revolving Facility Senior Collateral to Liens securing the Note Obligations with respect to such collateral, on terms no less favorable in any material respect to the Holders than the terms set forth in the Second Priority Intercreditor Agreement.

For purposes of determining compliance with this Section 4.12, in the event that a Lien meets the criteria of more than one of the categories of permitted Liens described in the definition of “Permitted Liens” or pursuant to Section 4.12(a), the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien in any manner that complies with this Section 4.12.

SECTION 4.13.            Maintenance of Office or Agency.

(a)                 The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee as set forth in Section 13.02.

(b)                 The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)                 The Issuer hereby designates the corporate trust office of the Trustee or its Agent as such office or agency of the Issuer in accordance with Section 2.04.

SECTION 4.14.            Amendment of Security Documents. The Issuer shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would be adverse to the Holders in any material respect, except as contemplated by the Intercreditor Agreements or as permitted under Article 9.

SECTION 4.15.            After-Acquired Property. Upon the acquisition by the Issuer or any Subsidiary Guarantor of any First Priority After-Acquired Property, the Issuer or such Subsidiary Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Collateral Agent a perfected security interest, subject only to Permitted Liens, in such First Priority After-Acquired Property and to have such First Priority After-Acquired Property (but subject to certain limitations, if applicable, including as described in the Security Documents) added to the Collateral, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such First Priority After-Acquired Property to the same extent and with the same force and effect; provided, however, that if granting such first-priority security interest in such First Priority After-Acquired Property requires the consent of a third party, the Issuer shall use commercially reasonable efforts to obtain such consent with respect to the first -priority interest for the benefit of the Trustee on behalf of the Holders; provided further, however, that if such third party does not consent to the granting of such first -priority security interest after the use of such commercially reasonable efforts, the Issuer or such Subsidiary Guarantor, as the case may be, will not be required to provide such security interest.

SECTION 4.16.            Reserved..

SECTION 4.17.            Reserved.

SECTION 4.18.            Reserved.

SECTION 4.19.            Mortgages. The Issuer and the Subsidiary Guarantors shall use commercially reasonable efforts to deliver to the Trustee and the Collateral Agent as promptly as reasonably practicable after the Issue Date, but in any event within 120 days of the Issue Date, (a)(i) counterparts of each Mortgage or an amendment to each existing Mortgage granted to the Collateral Agent (a “Mortgage Amendment”), as applicable, to be entered into with respect to each Real Property that also secures the other First Priority Lien Obligations, duly executed and delivered by the record owner of such Real Property sufficient to grant to the Collateral Agent, for its benefit and the benefit of the Trustee and the holders of the Securities a valid first priority mortgage lien on such Real Property and otherwise suitable for recording or filing which Mortgage or Mortgage Amendment, as applicable, may be in a form consistent with such mortgages securing the other First Priority Lien Obligations previously delivered and shall otherwise be in form and substance acceptable to the Collateral Agent and (ii) opinions and such other documents including, but not limited to, any consents, agreements and confirmations of third parties with respect to any such Mortgage or Mortgage Amendment, as applicable, in each case consistent in form and substance with such documents as have been previously delivered in connection with the other First Priority Lien Obligations, and (b) title insurance policies or title insurance date-down endorsements, as applicable, in each case consistent in form and substance with such title insurance policies as have been previously delivered in connection with the other First Priority Lien Obligations, and paid for by the Company, issued by a nationally recognized title insurance company (which may be the same as the title insurance company or companies insuring the mortgages securing the other First Priority Lien Obligations) insuring the lien of each Mortgage or Mortgage Amendment, as applicable, as a valid first priority Lien on such Real Property to be entered into on or after the Issue Date as a valid Lien on the applicable property described therein, free of any other Liens, except for Permitted Liens, together with such customary endorsements, and with respect to any such property located in a state in which a zoning endorsement is not available, a zoning compliance letter from the applicable municipality in a form acceptable to the Collateral Agent.

ARTICLE 5

SUCCESSOR COMPANY

SECTION 5.01.            When Issuer May Merge or Transfer Assets.

(a)                 The Issuer shall not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person (including, in each case, pursuant to a Delaware LLC Division) unless:

(i)              the Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, Delaware LLC Division, winding up or conversion (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory of the United States (the Issuer or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the surviving Person is not a corporation, a co-obligor of the Securities is a corporation;

(ii)             the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under this Indenture, the Securities and the Security Documents pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(iii)            immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(iv)            [reserved];

(v)             each Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations under this Indenture and the Securities; and

(vi)            the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures (if any) comply with this Indenture.

The Successor Company (if other than the Issuer) shall succeed to, and be substituted for, the Issuer under this Indenture, the Securities and the Security Documents, and in such event the Issuer will automatically be released and discharged from its obligations under this Indenture, the Securities and the Security Documents.

Notwithstanding the foregoing clauses (iii) of this Section 5.01(a), (A) any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to the Issuer or to another Restricted Subsidiary, and (B) the Issuer may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another state of the United States, the District of Columbia or any territory of the United States or may convert into a limited liability company, so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby. This Article 5 will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Issuer and its Restricted Subsidiaries.

(b)                Subject to the provisions of Section 12.02(b) (which govern the release of a Subsidiary Guarantee upon the sale or disposition of a Restricted Subsidiary of the Issuer that is a Subsidiary Guarantor), no Subsidiary Guarantor shall, and the Issuer shall not permit any Subsidiary Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person including, in each case, pursuant to a Delaware LLC Division unless:

(i)              either (a) such Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, Delaware LLC Division, or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory of the United States (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Subsidiary Guarantor” ) and the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) expressly assumes all the obligations of such Subsidiary Guarantor under this Indenture, such Subsidiary Guarantor’s Subsidiary Guarantee and the Security Documents pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee and the Collateral Agent or (b) such sale or disposition or consolidation, amalgamation, Delaware LLC Division, or merger is not in violation of this Indenture; and

(ii)             the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) shall have delivered or caused to be delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

Except as otherwise provided in this Indenture, the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) will succeed to, and be substituted for, such Subsidiary Guarantor under this Indenture, such Subsidiary Guarantor’s Subsidiary Guarantee and the Security Documents, and such Subsidiary Guarantor will automatically be released and discharged from its obligations under this Indenture, such Subsidiary Guarantor’s Subsidiary Guarantee and the Security Documents. Notwithstanding the foregoing, (1) a Subsidiary Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating such Subsidiary Guarantor in another state of the United States, the District of Columbia or any territory of the United States so long as the amount of Indebtedness of the Subsidiary Guarantor is not increased thereby and (2) a Subsidiary Guarantor may merge, amalgamate or consolidate with another Subsidiary Guarantor or the Issuer.

In addition, notwithstanding the foregoing, any Subsidiary Guarantor may consolidate, amalgamate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (collectively, a “Transfer”) to (x) the Issuer or any Subsidiary Guarantor or (y) any Restricted Subsidiary of the Issuer that is not a Subsidiary Guarantor; provided that at the time of each such Transfer pursuant to clause (y) the aggregate amount of all such Transfers since the Issue Date shall not exceed 5.0% of the consolidated assets of the Issuer and the Subsidiary Guarantors as shown on the most recent available balance sheet of the Issuer and the Restricted Subsidiaries after giving effect to each such Transfer and including all Transfers occurring from and after the Issue Date.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01.            Events of Default. An “Event of Default” with respect to the Securities occurs if:

(a)                there is a default in any payment of interest on any Security when the same becomes due and payable, and such default continues for a period of 30 days,

(b)                there is a default in the payment of principal or premium, if any, of any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise,

(c)                the Issuer or any of its Restricted Subsidiaries fails to comply with its obligations under Section 5.01,

(d)                the Issuer or any of its Restricted Subsidiaries fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (a), (b) or (c) above) and such failure continues for 60 days after the notice specified below,

(e)                the Issuer or any Significant Subsidiary fails to pay any Indebtedness (other than Indebtedness owing to the Issuer or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $50.0 million or its foreign currency equivalent,

(f)                 the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i)              commences a voluntary case;

(ii)             consents to the entry of an order for relief against it in an involuntary case;

(iii)            consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv)               makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency,

(g)                a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)              is for relief against the Issuer or any Significant Subsidiary in an involuntary case;

(ii)             appoints a Custodian of the Issuer or any Significant Subsidiary or for any substantial part of its property; or

(iii)            orders the winding up or liquidation of the Issuer or any Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days,

(h)               the Issuer or any Significant Subsidiary fails to pay final judgments aggregating in excess of $50.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days following the entry thereof,

(i)              any Subsidiary Guarantee of a Significant Subsidiary with respect to the Securities ceases to be in full force and effect (except as contemplated by the terms thereof) or any Subsidiary Guarantor denies or disaffirms its obligations under this Indenture or any Subsidiary Guarantee with respect to the Securities and such Default continues for 10 days,

(j)                  unless all of the Collateral has been released from the First Priority Liens in accordance with the provisions of the Security Documents with respect to the Securities, the Issuer shall assert or any Subsidiary Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any such Person that is a Subsidiary of the Issuer, the Issuer fails to cause such Subsidiary to rescind such assertions within 30 days after the Issuer has actual knowledge of such assertions, or

(k)                the Issuer or any Subsidiary Guarantor fails to comply for 60 days after notice with its other agreements contained in the Security Documents except for a failure that would not be material to the Holders of the Securities and would not materially affect the value of the Collateral taken as a whole.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

A Default under clause (d) or (k) above shall not constitute an Event of Default until the Trustee notifies the Issuer or the Holders of at least 25% in principal amount of the outstanding Securities notify the Issuer and the Trustee of the Default and the Issuer does not cure such Default within the time specified in clause (d) or (k) above after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.” The Issuer shall deliver to the Trustee, within five (5) Business Days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Issuer is taking or propose to take with respect thereto.

SECTION 6.02.            Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) with respect to the Issuer) occurs with respect to the Securities and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities, by notice to the Issuer, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Securities to be due and payable; provided, however, that so long as any Bank Indebtedness remains outstanding, no such acceleration shall be effective until the earlier of (i) five (5) Business Days after the giving of written notice to the Issuer and the Representatives under the Credit Agreements and (ii) the day on which any Bank Indebtedness is accelerated. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(f) or (g) with respect to the Issuer occurs, the principal of, premium, if any, and interest on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may rescind any such acceleration and its consequences.

In the event of any Event of Default specified in Section 6.01(e), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose the Issuer delivers an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Securities as described above be annulled, waived or rescinded upon the happening of any such events.

SECTION 6.03.            Other Remedies. If an Event of Default with respect to the Securities occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities, this Indenture or the Security Documents.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.

SECTION 6.04.            Waiver of Past Defaults. Provided the Securities are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in principal amount of the Securities by written notice to the Trustee may waive an existing Default or Event of Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured and the Issuer, the Trustee and the Holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05.            Control by Majority. Subject to the terms of the Intercreditor Agreements, the Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06.            Limitation on Suits.

(a)                 Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

(i)              the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(ii)             the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

(iii)            such Holder or Holders offer to the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(iv)            the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(v)             the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

(b)                A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

SECTION 6.07.            Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.            Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing with respect to Securities, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other Obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in such Securities) and the amounts provided for in Section 7.07.

SECTION 6.09.            Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)), the Holders of Securities then outstanding allowed in any judicial proceedings relative to the Issuer or any Obligors, its creditors or its property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10.            Priorities. Subject to the provisions of the Intercreditor Agreements and the Security Documents, if the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee and the Collateral Agent for amounts due under Section 7.07;

SECOND: to the Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Issuer.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall send to each Holder and the Issuer a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11.            Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

SECTION 6.12.           Waiver of Stay or Extension Laws. Neither the Issuer nor the Parent Guarantor nor any Subsidiary Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer, the Parent Guarantor and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

SECTION 7.01.           Duties of Trustee.

(a)                 If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                Except during the continuance of an Event of Default:

(i)              the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and

(ii)             in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                 The Trustee may not be relieved from liability for its own gross negligent action, its own gross negligent failure to act or its own willful misconduct, except that:

(i)              this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)             the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)            the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv)            no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d)                Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e)                 The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f)                  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and the provisions of the TIA.

SECTION 7.02.           Rights of Trustee.

(a)                 The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)                Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)                 The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e)                 The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)                  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.

(g)                The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h)                The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including as Collateral Agent, and each agent, custodian and other Person employed to act hereunder.

(i)                  The Trustee shall not be liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in principal amount of the outstanding Securities as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(j)                  Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the Holder of any Security shall be conclusive and binding upon future Holders of Securities and upon Securities executed and delivered in exchange therefor or in place thereof.

(k)                 In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l)                  The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(m)               The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(n)                The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Trust Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

SECTION 7.03.           Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.           Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Parent Guarantee, any Subsidiary Guarantee or the Securities, it shall not be accountable for the Issuer’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer, the Parent Guarantor, or any Subsidiary Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e), (h), or (i) or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received written notice thereof in accordance with Section 13.02 hereof from the Issuer, the Parent Guarantor, any Subsidiary Guarantor or any Holder. In accepting the trust hereby created, the Trustee acts solely as Trustee for the Holders and not in its individual capacity and all persons, including without limitation the Holders of Securities and the Issuer having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein.

SECTION 7.05.           Notice of Defaults. If a Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall send to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Security, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06.           Reports by Trustee to the Holders. As promptly as practicable after each June 30 beginning with the June 30 following the date of this Indenture, and in any event prior to August 30 in each year, the Trustee shall send to each Holder a brief report dated as of such June 30 that complies with Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the TIA.

A copy of each report at the time of its mailing to the Holders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Issuer agrees to notify promptly the Trustee in writing whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07.           Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation for its services as shall be agreed in writing between the Issuer and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer, the Parent Guarantor and each Subsidiary Guarantor, jointly and severally, shall indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture, the Parent Guarantee or Subsidiary Guarantee against the Issuer, the Parent Guarantor or a Subsidiary Guarantor (including this Section 7.07) and defending itself against or investigating any claim (whether asserted by the Issuer, the Parent Guarantor, any Subsidiary Guarantor, any Holder or any other Person). The obligation to pay such amounts shall survive the payment in full or defeasance of the Securities or the removal or resignation of the Trustee. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer, the Parent Guarantor or any Subsidiary Guarantor of its indemnity obligations hereunder. The Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer’s expense in the defense. Such indemnified parties may have separate counsel and the Issuer, the Parent Guarantor and the Subsidiary Guarantors, as applicable shall pay the fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Issuer, the Parent Guarantor and the Subsidiary Guarantors, as applicable, and such parties in connection with such defense. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct or negligence.

To secure the Issuer’s, the Parent Guarantor’s and the Subsidiary Guarantors’ payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities pursuant to Article 8 hereof or otherwise.

The Issuer’s, the Parent Guarantor’s and the Subsidiary Guarantors’ payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not assured to its satisfaction.

SECTION 7.08.           Replacement of Trustee.

(a)                 The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

(i)              the Trustee fails to comply with Section 7.10;

(ii)             the Trustee is adjudged bankrupt or insolvent;

(iii)            a receiver or other public officer takes charge of the Trustee or its property; or

(iv)           the Trustee otherwise becomes incapable of acting.

(b)                If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

(c)                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

(d)                If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

(e)                 If the Trustee fails to comply with Section 7.10, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.           Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10.           Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any series of securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

SECTION 7.11.           Preferential Collection of Claims Against the Issuer. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.           Discharge of Liability on Securities; Defeasance. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities, as expressly provided for in this Indenture) as to all outstanding Securities when:

(a)                 either (i) all the Securities theretofore authenticated and delivered (other than Securities pursuant to Section 2.08 which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all of the Securities (a) have become due and payable, (b) will become due and payable at their stated maturity within one year or (c) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in an amount sufficient in the written opinion of a firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited) to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Securities to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided that upon any redemption that requires the payment of the Make-Whole Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Make-Whole Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption;

(b)                the Issuer, the Parent Guarantor and/or the Subsidiary Guarantors have paid all other sums payable under this Indenture; and

(c)                 the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Subject to Sections 8.01(c) and 8.02, the Issuer at any time may terminate (i) all of its obligations under the Securities and this Indenture (“legal defeasance option”) or (ii) its obligations under Sections 4.02, 4.08, 4.09, 4.11, 4.12 and 4.15 for the benefit of the Securities and the operation of Section 5.01 and Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f) (with respect to Significant Subsidiaries of the Issuer only), 6.01(g) (with respect to Significant Subsidiaries of the Issuer only), 6.01(h), 6.01(i), 6.01(j) and 6.01(k) (“covenant defeasance option”) for the benefit of the Securities. The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Issuer terminates all of its obligations under the Securities and this Indenture by exercising its legal defeasance option or its covenant defeasance option, the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee of the Securities and all obligations under the Security Documents shall be terminated simultaneously with the termination of such obligations.

If the Issuer exercises its legal defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default specified in Section 6.01(c), 6.01(d), 6.01(e), 6.01(f) (with respect to Significant Subsidiaries of the Issuer only), 6.01(g) (with respect to Significant Subsidiaries of the Issuer only), 6.01(h), 6.01(i), 6.01(j) or 6.01(k).

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.07, 8.05 and 8.06 shall survive such satisfaction and discharge.

SECTION 8.02.           Conditions to Defeasance.

(a)                 The Issuer may exercise its legal defeasance option or its covenant defeasance option, in each case, with respect to the Securities only if:

(i)              the Issuer irrevocably deposits in trust with the Trustee cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in an amount sufficient or U.S. Government Obligations, the principal of and the interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of and premium (if any) and interest on the Securities when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date; provided that upon any redemption that requires the payment of the Make-Whole Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Make-Whole Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption;

(ii)             the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Securities to maturity or redemption, as the case may be; provided that upon any redemption that requires the payment of the Make-Whole Premium the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Make-Whole Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption;

(iii)            123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(f) or (g) with respect to the Issuer occurs which is continuing at the end of the period;

(iv)           the deposit does not constitute a default under any other agreement binding on the Issuer;

(v)            in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, provided that such Opinion of Counsel shall not be required by this clause (v) if all the Securities not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer;

(vi)           such exercise does not impair the right of any Holder to receive payment of principal, premium, if any, and interest on such Holder’s Securities on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(vii)          in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(viii)         the Issuer delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities to be so defeased and discharged as contemplated by this Article 8 have been complied with.

(b)                Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Securities at a future date in accordance with Article 3.

SECTION 8.03.           Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations (including proceeds thereof) deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities so discharged or defeased.

SECTION 8.04.           Repayment to Issuer. Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon request any money or U.S. Government Obligations held by it as provided in this Article which, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article 8.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05.           Indemnity for U.S. Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06.           Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Securities so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuer has made any payment of principal of or interest on, any such Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.

ARTICLE 9

AMENDMENTS AND WAIVERS

SECTION 9.01.           Without Consent of the Holders. The Issuer and the Trustee may amend this Indenture, the Securities, any Security Document or any Intercreditor Agreement with respect to the Securities without notice to or consent of any Holder:

(i)              to cure any ambiguity, omission, defect or inconsistency;

(ii)             to provide for the assumption by a Successor Company of the obligations of the Issuer under this Indenture and the Securities;

(iii)            to provide for the assumption by a Successor Subsidiary Guarantor of the obligations of a Subsidiary Guarantor under this Indenture and its Subsidiary Guarantee;

(iv)           to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

(v)            to add a Subsidiary Guarantee with respect to the Securities or to secure the Securities;

(vi)           to add additional assets as Collateral;

(vii)          to release Collateral from the Lien securing the Securities pursuant to the Security Documents when permitted or required by this Indenture, the Security Documents or any Intercreditor Agreement;

(viii)         to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer;

(ix)            to modify the Security Documents and/or any Intercreditor Agreements, to secure other First Priority Lien Obligations and/or second priority secured obligations of the Issuer or any Subsidiary Guarantor (including, without limitation, any Other Second-Lien Obligations) so long as such other First Priority Lien Obligations and/or second priority secured obligations (including, without limitation, any Other Second-Lien Obligations) are not prohibited by the provisions of the Credit Agreements, the Existing Second Priority Notes Indentures, this Indenture, the First Priority Dollar Notes Indenture or First Priority Euro Notes Indenture;

(x)             to comply with any requirement of the SEC in connection with qualifying or maintaining the qualification of this Indenture under the TIA;

(xi)            to make any change that does not adversely affect the rights of any Holder;

(xii)           to effect any provision of this Indenture or to make certain changes to this Indenture to provide for the issuance of Additional Securities;

(xiii)          to provide for the issuance of the Exchange Securities or the Additional Securities, which shall have terms substantially identical in all material respects to the Original Securities, and which shall be treated, together with any outstanding Original Securities, as a single issue of securities; or

(xiv)               to conform the text of this Indenture or the Securities to any provision of the “Description of First Priority Notes” section of the Offering Memorandum to the extent that such a provision in the “Description of First Priority Notes” section of the Offering Memorandum was intended to be a verbatim recitation of a provision to comply with any requirements of this Indenture or the Securities.

After an amendment under this Section 9.01 becomes effective, the Issuer shall mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02.           With Consent of the Holders. The Issuer and the Trustee may amend this Indenture, the Securities, the Security Documents and the Intercreditor Agreements with respect to the Securities with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Holder of an outstanding Security affected, an amendment may not:

(i)              reduce the amount of Securities whose Holders must consent to an amendment,

(ii)             reduce the rate of or extend the time for payment of interest on any Security,

(iii)            reduce the principal of or change the Stated Maturity of any Security,

(iv)            reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3,

(v)             make any Security payable in money other than that stated in such Security,

(vi)            expressly subordinate the Securities or any Subsidiary Guarantee to any other Indebtedness of the Issuer or any Subsidiary Guarantor,

(vii)           impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities,

(viii)          make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02,

(ix)             modify any Subsidiary Guarantee in any manner adverse to the Holders, or

(x)              make any change in the provisions in any Intercreditor Agreement or this Indenture dealing with the application of gross proceeds of Collateral that would adversely affect the Holders of the Securities.

Subject to Section 11.04, without the consent of the Holders of at least two-thirds in aggregate principal amount of the Securities then outstanding, no amendment or waiver may release all or substantially all of the Collateral from the Lien of this Indenture and the Security Documents with respect to the Securities.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Issuer shall promptly mail to the Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03.           Compliance with Trust Indenture Act. From the date on which this Indenture is qualified under the TIA, every amendment, waiver or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04.           Revocation and Effect of Consents and Waivers.

(a)                 A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives written notice of revocation delivered in accordance with Section 13.02 before the date on which the Trustee receives an Officers’ Certificate from the Issuer certifying that the requisite principal amount of Securities have consented. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of consents by the Holders of the requisite principal amount of securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer and the Trustee.

(b)                The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05.           Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Issuer may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.06.           Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in conclusively relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and the Subsidiary Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

SECTION 9.07.           Payment for Consent. Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

SECTION 9.08.           Additional Voting Terms; Calculation of Principal Amount. Except as otherwise set forth herein, all Securities issued under this Indenture shall vote and consent separately on all matters as to which any of such Securities may vote. Determinations as to whether Holders of the requisite aggregate principal amount of Securities have concurred in any direction, waiver or consent shall be made in accordance with this Article 9 and Section 2.14.

ARTICLE 10

RANKING OF NOTE LIENS

SECTION 10.01.         Relative Rights. The Intercreditor Agreements shall define the relative rights, as lienholders, of holders of Note Obligations and Other Second-Lien Obligations on the one hand and holders of First Priority Lien Obligations on the other hand. Nothing in this Indenture or the Intercreditor Agreements will:

(a)          impair, as between the Issuer and Holders, the obligation of the Issuer, which is absolute and unconditional, to pay principal of, premium and interest on the Securities in accordance with their terms or to perform any other obligation of the Issuer or any other Obligor under this Indenture, the Securities, the Parent Guarantee, the Subsidiary Guarantees and the Security Documents;

(b)          restrict the right of any Holder to sue for payments that are then due and owing, in a manner not inconsistent with the provisions of the Intercreditor Agreements;

(c)          prevent the Trustee, the Collateral Agent or any Holder from exercising against the Issuer or any other Obligor any of its other available remedies upon a Default or Event of Default (other than its rights as a secured party, which are subject to the Intercreditor Agreements); or

(d)          restrict the right of the Trustee, the Collateral Agent or any Holder:

(i)       to file and prosecute a petition seeking an order for relief in an involuntary Bankruptcy Case as to any Obligor or otherwise to commence, or seek relief commencing, any insolvency or liquidation proceeding involuntarily against any Obligor;

(ii)       to make, support or oppose any request for an order for dismissal, abstention or conversion in any insolvency or liquidation proceeding;

(iii)      to make, support or oppose, in any insolvency or liquidation proceeding, any request for an order extending or terminating any period during which the debtor (or any other Person) has the exclusive right to propose a plan of reorganization or other dispositive restructuring or liquidation plan therein;

(iv)     to seek the creation of, or appointment to, any official committee representing creditors (or certain of the creditors) in any insolvency or liquidation proceedings and, if appointed, to serve and act as a member of such committee without being in any respect restricted or bound by, or liable for, any of the obligations under this Article 10;

(v)      to seek or object to the appointment of any professional person to serve in any capacity in any insolvency or liquidation proceeding or to support or object to any request for compensation made by any professional person or others therein;

(vi)     to make, support or oppose any request for order appointing a trustee or examiner in any insolvency or liquidation proceedings; or

(vii)    otherwise to make, support or oppose any request for relief in any insolvency or liquidation proceeding that it is permitted by law to make, support or oppose if it were a holder of unsecured claims; or

(viii)   as to any matter relating to any plan of reorganization or other restructuring or liquidation plan or as to any matter relating to the administration of the estate or the disposition of the case or proceeding (in each case except as set forth in the Intercreditor Agreements).

ARTICLE 11

COLLATERAL

SECTION 11.01.         Security Documents. The payment of the principal of and interest and premium, if any, on the Securities when due, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Issuer pursuant to the Securities or by any Subsidiary Guarantor pursuant to its Subsidiary Guarantees, the payment of all other Obligations and the performance of all other obligations of the Issuer and the Subsidiary Guarantors under this Indenture, the Securities, the Subsidiary Guarantees and the Security Documents shall be secured as provided in the Security Documents and will be secured by the Security Documents delivered as required or permitted by this Indenture. The Issuer shall, and shall cause each Restricted Subsidiary to, and each Restricted Subsidiary shall, do all filings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) and all other actions as are necessary or required by the Security Documents to maintain (at the sole cost and expense of the Issuer and its Restricted Subsidiaries) the security interest created by the Security Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected under the Security Documents) as a perfected first priority security interest subject only to Permitted Liens.

SECTION 11.02.         Collateral Agent.

(a)                 The Collateral Agent is authorized and empowered to appoint one or more co-Collateral Agents as it deems necessary or appropriate.

(b)                Subject to Section 7.01, neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any First Priority Lien, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the First Priority Liens or Security Documents or any delay in doing so.

(c)                 Subject to the Security Documents and the Intercreditor Agreements, the Collateral Agent will be subject to such directions as may be given it by the Trustee from time to time (as required or permitted by this Indenture). Subject to the Security Documents and the Intercreditor Agreements, except as directed by the Trustee as required or permitted by this Indenture and any other representatives, the Collateral Agent will not be obligated:

(i)              to act upon directions purported to be delivered to it by any other Person;

(ii)             to foreclose upon or otherwise enforce any First Priority Lien; or

(iii)            to take any other action whatsoever with regard to any or all of the First Priority Liens, Security Documents or Collateral.

(d)                The Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the First Priority Liens or Security Documents.

(e)                 In acting as Collateral Agent or co-Collateral Agent, the Collateral Agent and each co-Collateral Agent may conclusively rely upon and enforce each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article 7 hereof.

(f)                  [Reserved].

(g)                If the Issuer (i) Incurs additional First Priority Lien Obligations or second priority lien obligations, in each case, permitted to be so Incurred and secured pursuant to the terms of this Indenture at any time when no applicable intercreditor agreement is in effect or at any time when Indebtedness constituting First Priority Lien Obligations or second priority lien obligations subject to an existing Intercreditor Agreement is concurrently retired, and (ii) delivers to the Collateral Agent an Officers’ Certificate so stating and requesting the Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as an Intercreditor Agreement in effect on the Issue Date) with a designated agent or representative for the holders of the First Priority Lien Obligations or second priority lien obligations so Incurred, the Trustee and the Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement, bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.

SECTION 11.03.         Authorization of Actions to Be Taken.

(a)                 Each Holder of Securities, by its acceptance thereof, consents and agrees to the terms of each Security Document and the Intercreditor Agreements, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and the Collateral Agent to enter into the Security Documents to which it is a party, authorizes and empowers the Trustee to direct the Collateral Agent to enter into, and the Collateral Agent to execute and deliver, the Intercreditor Agreements or joinders thereto, and authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of Securities as set forth in the Security Documents to which it is a party and the Intercreditor Agreements and to perform its obligations and exercise its rights and powers thereunder.

(b)                The Collateral Agent and the Trustee are authorized and empowered to receive for the benefit of the Holders of Securities any funds collected or distributed under the Security Documents to which the Collateral Agent or Trustee is a party and to make further distributions of such funds to the Holders of Securities according to the provisions of this Indenture.

(c)                 Subject to the provisions of Section 7.01, Section 7.02, the Security Documents, and the Intercreditor Agreements, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(i)              foreclose upon or otherwise enforce any or all of the First Priority Liens;

(ii)             enforce any of the terms of the Security Documents to which the Collateral Agent or Trustee is a party; or

(iii)            collect and receive payment of any and all Note Obligations.

Subject to the Intercreditor Agreements, the Trustee is authorized and empowered to institute and maintain, or direct the Collateral Agent to institute and maintain, such suits and proceedings as it may deem expedient to protect or enforce the First Priority Liens or the Security Documents to which the Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents to which the Collateral Agent or Trustee is a party or this Indenture, and such suits and proceedings as the Trustee or the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Holders of Securities in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders, the Trustee or the Collateral Agent.

SECTION 11.04.         Release of Liens.

(a)                 Subject to subsections (b) and (c) of this Section 11.04, Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents, the Intercreditor Agreements or as provided hereby. Upon the request of the Issuer pursuant to an Officers’ Certificate and Opinion of Counsel certifying that all conditions precedent hereunder have been met, the Issuer and the Subsidiary Guarantors will be entitled to the release of assets included in the Collateral from the Liens securing the Securities, and the Collateral Agent and the Trustee (if the Trustee is not then the Collateral Agent) shall release the same from such Liens at the Issuer’s sole cost and expense, under any one or more of the following circumstances:

(1)       to enable the Issuer or any Subsidiary Guarantor to consummate the disposition of such property or assets to the extent not prohibited under this Indenture;

(2)       in the case of a Subsidiary Guarantor that is released from its Subsidiary Guarantee with respect to the Securities, the release of the property and assets of such Subsidiary Guarantor;

(3)       as described under Article 9; or

(4)       to the extent required by the terms of any Intercreditor Agreement;

Upon the receipt of an Officers’ Certificate from the Issuer and an Opinion of Counsel, as described above, and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuer, the Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents or the Intercreditor Agreements.

(b)                Except as otherwise provided in the Intercreditor Agreements, no Collateral may be released from the Lien and security interest created by the Security Documents unless the Officers’ Certificate required by this Section 11.04 has been delivered to the Collateral Agent and the Trustee not less than five days prior to the date of such release.

(c)                 At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Securities has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of this Indenture or the Security Documents will be effective as against the Holders, except as otherwise provided in the Intercreditor Agreements.

SECTION 11.05.         Filing, Recording and Opinions.

(a)                 The Issuer will comply with the provisions of TIA §§ 314(b) and 314(d), in each case following qualification of this Indenture pursuant to the TIA and except to the extent not required as set forth in any SEC regulation or interpretation (including any no-action letter issued by the Staff of the SEC, whether issued to the Issuer or any other Person). Following such qualification, to the extent the Issuer is required to furnish to the Trustee an Opinion of Counsel pursuant to TIA §§ 314(b)(2), the Issuer will furnish such opinion not more than 60 but not less than 30 days prior to each September 30.

Any release of Collateral permitted by Section 11.04 hereof will be deemed not to impair the Liens under this Indenture and the Security Documents in contravention thereof and any person that is required to deliver an Officers’ Certificate or Opinion of Counsel pursuant to Section 314(d) of the TIA, shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion. The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and Opinion of Counsel.

(b)                If any Collateral is released in accordance with this Indenture or any Security Document and if the Issuer has delivered the certificates and documents required by the Security Documents and Section 11.04, the Trustee will determine whether it has received all documentation required by TIA § 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 11.04, will, upon request, deliver a certificate to the Collateral Agent setting forth such determination.

SECTION 11.06.         [Reserved].

SECTION 11.07.         Powers Exercisable by Receiver or Trustee. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Issuer or a Subsidiary Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Subsidiary Guarantor or of any officer or officers thereof required by the provisions of this Article 11; and if the Trustee shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

SECTION 11.08.         Release Upon Termination of the Issuer’s Obligations. In the event (i) that the Issuer delivers to the Trustee, in form and substance acceptable to it, an Officers’ Certificate and Opinion of Counsel certifying that all the obligations under this Indenture, the Securities and the Security Documents have been satisfied and discharged by the payment in full of the Issuer’s obligations under the Securities, this Indenture and the Security Documents, and all such obligations have been so satisfied, or (ii) a discharge, legal defeasance or covenant defeasance of this Indenture occurs under Article 8, the Trustee shall deliver to the Issuer and the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall, at the expense of the Issuer, do or cause to be done all acts reasonably necessary to release such Lien as soon as is reasonably practicable.

SECTION 11.09.         Designations. Except as provided in the next sentence, for purposes of the provisions hereof and the Intercreditor Agreements requiring the Issuer to designate Indebtedness for the purposes of the terms First Priority Lien Obligations and Other Second-Lien Obligations, or any other such designations hereunder or under the Intercreditor Agreements, any such designation shall be sufficient if the relevant designation provides in writing that such First Priority Lien Obligations or Other Second-Lien Obligations are permitted under this Indenture and is signed on behalf of the Issuer by an Officer and delivered to the Trustee, the Collateral Agent and the First Lien Agent. For all purposes hereof and the Intercreditor Agreements, the Issuer hereby designates the Obligations pursuant to the Credit Agreements as in effect on the Issue Date as First Priority Lien Obligations and designates the Note Obligations as First Priority Lien Obligations (as defined in each Existing Second Priority Notes Indenture).

ARTICLE 12

SUBSIDIARY GUARANTEES

SECTION 12.01.         Subsidiary Guarantees.

(a)                 Each Subsidiary Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees on a senior basis and on a first priority senior secured basis, as a primary obligor and not merely as a surety, to each Holder, the Trustee and the Collateral Agent and their successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Issuer under this Indenture (including obligations to the Trustee and the Collateral Agent) and the Securities, whether for payment of principal of, premium, if any, or interest on the Securities and all other monetary obligations of the Issuer under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities (the foregoing obligations set forth in clauses (i) through (ii) being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Subsidiary Guarantor, and that each such Subsidiary Guarantor shall remain bound under this Article 12 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)                Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (i) the failure of any Holder, the Trustee or the Collateral Agent to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Securities or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by the Collateral Agent on behalf of each Holder and the Trustee for the Guaranteed Obligations or any Subsidiary Guarantor; (v) the failure of any Holder, the Trustee or the Collateral Agent to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Subsidiary Guarantor, except as provided in Section 12.02(b).

(c)                 Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Subsidiary Guarantors, such that such Subsidiary Guarantor’s obligations would be less than the full amount claimed. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer’s or such Subsidiary Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Subsidiary Guarantor hereunder. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Subsidiary Guarantor.

(d)                Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder, the Trustee or the Collateral Agent to any security held for payment of the Guaranteed Obligations.

(e)                 The Subsidiary Guarantee of each Subsidiary Guarantor is, to the extent and in the manner set forth in Article 12, equal in right of payment to all existing and future Pari Passu Indebtedness and senior in right of payment to all existing and future Subordinated Indebtedness of such Subsidiary Guarantor and is made subject to such provisions of this Indenture.

(f)                  Except as expressly set forth in Sections 8.01(b), 12.02 and 12.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder, the Trustee or the Collateral Agent to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity.

(g)                Each Subsidiary Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder, the Trustee or the Collateral Agent upon the bankruptcy or reorganization of the Issuer or otherwise.

(h)                In furtherance of the foregoing and not in limitation of any other right which any Holder, the Trustee or the Collateral Agent has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer to the Trustee.

(i)                  Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Trustee in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section 12.01.

(j)                  Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Collateral Agent, the Trustee or any Holder in enforcing any rights under this Section 12.01.

(k)                Upon request of the Trustee, each Subsidiary Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 12.02.         Limitation on Liability.

(a)                 Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b)                A Subsidiary Guarantee as to any Subsidiary Guarantor shall terminate and be of no further force or effect and such Subsidiary Guarantor shall be deemed to be released from all obligations under this Article 12 upon:

(i)              the sale, disposition or other transfer (including through merger or consolidation) of all the Capital Stock (including any sale, disposition or other transfer following which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary) of the applicable Subsidiary Guarantor if such sale, disposition or other transfer is made in compliance with this Indenture,

(ii)             the Issuer designating such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the provisions set forth under the definition of “Unrestricted Subsidiary,”

(iii)            in the case of any Restricted Subsidiary that after the Issue Date is required to guarantee the Securities pursuant to Section 4.11, the release or discharge of the guarantee by such Restricted Subsidiary of Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer or such Restricted Subsidiary or the repayment of the Indebtedness, in each case, which resulted in the obligation to guarantee the Securities, and

(iv)           the Issuer’s exercise of its defeasance option under Article 8, or if the Issuer’s obligations under this Indenture are discharged in accordance with the terms of this Indenture.

In the case of clause (b)(i) above, such Subsidiary Guarantor shall be released from its guarantees, if any, of, and all pledges and security, if any, granted in connection with, the Credit Agreements and any other Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer.

A Subsidiary Guarantee also shall be automatically released upon (i) the applicable Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing First Priority Lien Obligations, subject to, in each case, the application of the proceeds of such foreclosure in the manner set forth in the Security Documents or the Intercreditor Agreements or (ii) if such Subsidiary is released from its guarantees of, and all pledges and security interests granted in connection with, the Credit Agreements and any other Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer which results in the obligation to guarantee the Securities; provided, that in the case of clause (ii) above, the Issuer has obtained ratings from at least two Rating Agencies that reflect an Investment Grade Rating (x) for the corporate rating of the Issuer and (y) for the Securities after given effect to the proposed release of guarantees and security interests.

SECTION 12.03.         Successors and Assigns. This Article 12 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Collateral Agent, the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder, the Trustee or the Collateral Agent, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 12.04.         No Waiver. Neither a failure nor a delay on the part of either the Trustee, the Collateral Agent or the Holders in exercising any right, power or privilege under this Article 12 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee, the Collateral Agent and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 12 at law, in equity, by statute or otherwise.

SECTION 12.05.         Modification. No modification, amendment or waiver of any provision of this Article 12, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 12.06.         Execution of Supplemental Indenture for Future Subsidiary Guarantors. Each Subsidiary and other Person which is required to become a Subsidiary Guarantor pursuant to Section 4.11 or the first sentence of Section 12.01 shall promptly execute and deliver to the Trustee a supplemental indenture, substantially in the form of Exhibit D pursuant to which such Subsidiary or other Person shall become a Subsidiary Guarantor under this Article 12 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Opinion of Counsel and an Officers’ Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary or other Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Subsidiary Guarantor is a valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms and/or to such other matters as the Trustee may reasonably request.

SECTION 12.07.         Non-Impairment. The failure to endorse a Subsidiary Guarantee on any Security shall not affect or impair the validity thereof.

ARTICLE 13

MISCELLANEOUS

SECTION 13.01.         Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

SECTION 13.02.         Notices.

(a)                 Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile or mailed by first-class mail addressed as follows:

if to the Issuer, the Parent Guarantor or a Subsidiary Guarantor:

Berry Global, Inc.
101 Oakley Street
Evansville, Indiana 47710
Attention of: General Counsel
Facsimile: (812) 424-0128

if to the Trustee:

U.S. Bank National Association
100 Wall Street, Suite 1600
New York, New York 10005
Attention: Corporate Trust Services
Facsimile: (212) 509-3384

if to the Collateral Agent:

U.S. Bank National Association
100 Wall Street, Suite 1600
New York, New York 10005
Attention: Corporate Trust Services
Facsimile: (212) 509-3384

The Issuer, the Trustee or the Collateral Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)                Any notice or communication mailed to a Holder shall be mailed, first class mail, or sent electronically to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed or sent within the time prescribed.

(c)                 Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.

SECTION 13.03.         Communication by the Holders with Other Holders. The Holders may communicate in accordance with the procedures set forth in Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and other Persons shall have the protection of Section 312(e) of the TIA.

SECTION 13.04.         Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

(a)    an Officers’ Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)    an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05.         Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

(a)    a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)    a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)   a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 13.06.         When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer, the Parent Guarantor, any Subsidiary Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, the Parent Guarantor or any Subsidiary Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 13.07.         Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the Holders. The Registrar and a Paying Agent may make reasonable rules for their functions.

SECTION 13.08.         Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

SECTION 13.09.         GOVERNING LAW; WAIVER OF JURY TRIAL. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE ISSUER, THE PARENT GUARANTOR, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 13.10.         No Recourse Against Others. No director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Issuer under the Securities or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

SECTION 13.11.         Successors. All agreements of the Issuer, the Parent Guarantor and each Subsidiary Guarantor in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.12.         Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 13.13.         Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 13.14.         Indenture Controls. If and to the extent that any provision of the Securities limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

SECTION 13.15.         Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 13.16.         Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 13.17.         U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.

ARTICLE 14

PARENT GUARANTEE

SECTION 14.01.         Parent Guarantee.

(a)                 The Parent Guarantor will hereby irrevocably and unconditionally guarantee on a senior basis, as a primary obligor and not merely as a surety, to each Holder, the Trustee, the Collateral Agent and their successors and assigns the Guaranteed Obligations. The Parent Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Parent Guarantor, and that no extension or renewal of any Guaranteed Obligation shall release the obligations of the Parent Guarantor hereunder. The obligations of the Parent Guarantor hereunder shall be joint and several with the Subsidiary Guarantees of the Subsidiary Guarantors. The Parent Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. The Parent Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of the Parent Guarantor hereunder shall not be affected by (i) the failure of any Holder, the Trustee or the Collateral Agent to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Securities or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by the Collateral Agent on behalf of each Holder and the Trustee for the Guaranteed Obligations or any Subsidiary Guarantor; or (v) the failure of any Holder, the Trustee or the Collateral Agent to exercise any right or remedy against any other guarantor of the Guaranteed Obligations. The Parent Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among itself and the Subsidiary Guarantors, such that the Parent Guarantor’s obligations would be less than the full amount claimed. The Parent Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer’s or the Parent Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by the Parent Guarantor hereunder. The Parent Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against the Parent Guarantor. The Parent Guarantor further agrees that its Parent Guarantee constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder, the Trustee or the Collateral Agent to any security held for payment of the Guaranteed Obligations.

(b)                The Parent Guarantee of the Parent Guarantor is, to the extent and in the manner set forth herein, equal in right of payment to all existing and future Parent Pari Passu Indebtedness and senior in right of payment to all existing and future Parent Subordinated Indebtedness and is made subject to such provisions of this Indenture.

(c)                 Except as expressly set forth in Section 8.01(b) of this Indenture, the obligations of the Parent Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Parent Guarantor shall not be discharged or impaired or otherwise affected by the failure of any Holder, the Trustee or the Collateral Agent to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Parent Guarantor or would otherwise operate as a discharge of the Parent Guarantor as a matter of law or equity.

(d)                 The Parent Guarantor agrees that its Parent Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. The Parent Guarantor further agrees that its Parent Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder, the Trustee or the Collateral Agent upon the bankruptcy or reorganization of the Issuer or otherwise.

(e)                 In furtherance of the foregoing and not in limitation of any other right which any Holder, the Trustee or the Collateral Agent has at law or in equity against the Parent Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, the Parent Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer to the Trustee.

(f)                  The Parent Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Trustee in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. The Parent Guarantor further agrees that, as between it, on the one hand, and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Parent Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Parent Guarantor for the purposes of this Section 14.01.

(g)                The Parent Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Collateral Agent, the Trustee or any Holder in enforcing any rights under this Section 14.01.

(h)                 Upon request of the Trustee, the Parent Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Section 14.01.

(i)                  For the avoidance of doubt, the Parent Guarantor will not be subject to any of the restrictive covenants contained in this Indenture or any of the other obligations or agreements of a Subsidiary Guarantor hereunder.

SECTION 14.02.         Successors and Assigns. This Article 14 shall be binding upon the Parent Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee, the Collateral Agent and the Holders and, in the event of any transfer or assignment of rights by any Holder, the Trustee or the Collateral Agent, the rights and privileges conferred upon that party in this Article 14 and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 14.03.         No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Indenture shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders in this Indenture expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 14 at law, in equity, by statute or otherwise.

SECTION 14.04.         Modification. No modification, amendment or waiver of any provision of this Article 14, nor the consent to any departure by the Parent Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Parent Guarantor in any case shall entitle the Parent Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 14.05.         Non-Impairment. The failure to endorse the Parent Guarantee provided for herein on any Security shall not affect or impair the validity thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

Very truly yours,

BERRY GLOBAL, INC.

By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President, General
Counsel and Secretary

PARENT GUARANTOR:

BERRY GLOBAL GROUP, INC.

By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President, General
Counsel and Secretary

SUBSIDIARY GUARANTORS:

AEROCON, LLC
AVINTIV ACQUISITION CORPORATION
AVINTIV INC.
AVINTIV SPECIALTY MATERIALS INC.
BERRY FILM PRODUCTS ACQUISITION COMPANY, INC.
BERRY FILM PRODUCTS COMPANY, INC.
BERRY PLASTICS ACQUISITION CORPORATION V
BERRY PLASTICS ACQUISITION CORPORATION XII
BERRY PLASTICS ACQUISITION CORPORATION XIII
BERRY GLOBAL FILMS, LLC
BERRY PLASTICS ACQUISITION LLC X
BERRY PLASTICS DESIGN, LLC
BERRY PLASTICS FILMCO, INC.
BERRY PLASTICS 1K, LLC
BERRY PLASTICS OPCO, INC.
BERRY PLASTICS SP, INC.
BERRY PLASTICS TECHNICAL SERVICES, INC.
BERRY SPECIALTY TAPES, LLC
BERRY STERLING CORPORATION
BPREX BRAZIL HOLDING INC.
BPREX CLOSURE SYSTEMS, LLC
BPREX CLOSURES KENTUCKY INC.
BPREX CLOSURES, LLC
BPREX DELTA INC.
BPREX HEALTHCARE BROOKVILLE INC.
BPREX HEALTHCARE PACKAGING INC.
BPREX PLASTIC PACKAGING INC.
BPREX PLASTICS SERVICES COMPANY INC.
BPREX PRODUCT DESIGN AND ENGINEERING INC.
BPREX SPECIALTY PRODUCTS PUERTO RICO INC.
CAPLAS LLC
CAPLAS NEPTUNE, LLC
CAPTIVE PLASTICS HOLDINGS, LLC
CAPTIVE PLASTICS, LLC
CARDINAL PACKAGING, INC.
CHICOPEE, INC.
COVALENCE SPECIALTY ADHESIVES LLC
COVALENCE SPECIALTY COATINGS LLC
CPI HOLDING CORPORATION
DOMINION TEXTILE (USA), L.L.C.
FABRENE, L.L.C.
FIBERWEB GEOS, INC.
FIBERWEB, LLC
KERR GROUP, LLC
KNIGHT PLASTICS, LLC
OLD HICKORY STEAMWORKS, LLC
PACKERWARE, LLC
PESCOR, INC.
PGI EUROPE, INC.
PGI POLYMER, INC.
PLIANT INTERNATIONAL, LLC
PLIANT, LLC
POLY-SEAL, LLC

PRISTINE BRANDS CORPORATION
PROVIDENCIA USA, INC.
ROLLPAK CORPORATION
SAFFRON ACQUISITION, LLC
SETCO, LLC
SUN COAST INDUSTRIES, LLC
UNIPLAST HOLDINGS, LLC
UNIPLAST U.S., INC.
VENTURE PACKAGING, INC.
VENTURE PACKAGING MIDWEST, INC.

By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President, General
Counsel and Secretary

GLOBAL CLOSURE SYSTEMS AMERICA 1, INC.
LETICA CORPORATION
LETICA RESOURCES, INC.
M&H PLASTICS, INC.
RPC BRAMLAGE, INC.
RPC LEOPARD HOLDINGS, INC.
RPC PACKAGING HOLDINGS (US), INC.
RPC PROMENS INC.
RPC SUPERFOS US, INC.
RPC ZELLER PLASTIK LIBERTYVILLE, INC.

By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President, General
Counsel and Secretary

LADDAWN, INC.
DUMPLING ROCK, LLC
ESTERO PORCH, LLC
LAMB’S GROVE, LLC
MILLHAM, LLC
SUGDEN, LLC

By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President, General
Counsel and Secretary

GRAFCO INDUSTRIES LIMITED PARTNERSHIP

By:	Caplas Neptune, LLC, its General Partner

By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President, General
Counsel and Secretary

CHOCKSETT ROAD LIMITED PARTNERSHIP

By:	Berry Global, Inc., its General Partner

By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President, General
Counsel and Secretary

CHOCKSETT ROAD REALTY TRUST

By:	Laddawn, Inc., its Trustee

By:	/s/ Jason K. Greene
	Name:	Jason K. Greene
	Title:	Executive Vice President, General
Counsel and Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee and Collateral Agent

By:	/s/ Beverly A. Freeney
	Name:	Beverly A. Freeney
	Title:	Vice President

APPENDIX A

PROVISIONS RELATING TO ORIGINAL SECURITIES, ADDITIONAL SECURITIES AND EXCHANGE SECURITIES

1.       Definitions.

1.1      Definitions.

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Additional Interest” has the meaning set forth in the Registration Rights Agreement.

“Definitive Security” means a certificated Original Security or Exchange Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Global Securities Legend” means the legend set forth under that caption in the applicable Exhibit to this Indenture.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Initial Purchasers” means Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Barclays Capital Inc., BofA Securities, Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as initial purchasers under the Purchase Agreement entered into in connection with the offer and sale of the Securities.

“Purchase Agreement” means (a) the Purchase Agreement dated December 15, 2020, among the Issuer, the guarantors party thereto and the Representatives and (b) any other similar Purchase Agreement relating to Additional Securities.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Original Securities, to issue and deliver to such Holders, in exchange for their Original Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

“Registration Rights Agreement” means (a) the Registration Rights Agreement dated as of December 22, 2020 among the Issuer, the guarantors party thereto and the Representatives relating to the Securities and (b) any other similar registration rights agreement relating to Additional Securities.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Securities” means all Original Securities offered and sold outside the United States in reliance on Regulation S.

“Representatives” means Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the Initial Purchasers.

“Restricted Period,” with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the Issue Date, and with respect to any Additional Securities that are Transfer Restricted Securities, it means the comparable period of 40 consecutive days.

Appendix A-1

“Restricted Securities Legend” means the legend set forth in Section 2.2(f)(i) herein.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Securities” means all Original Securities offered and sold to QIBs in reliance on Rule 144A.

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“Shelf Registration Statement” means a registration statement filed by the Company in connection with the offer and sale of Original Securities pursuant to the Registration Rights Agreement.

“Transfer Restricted Securities” means Definitive Securities and any other Securities that bear or are required to bear or are subject to the Restricted Securities Legend.

“Unrestricted Definitive Security” means Definitive Securities and any other Securities that are not required to bear, or are not subject to, the Restricted Securities Legend.

“Unrestricted Global Security” means Global Securities and any other Securities that are not required to bear, or are not subject to, the Restricted Securities Legend.

1.2       Other Definitions.

Term:	Defined in Section:
Agent Members	2.1(b)
Clearstream	2.1(b)
Euroclear	2.1(b)
Global Securities	2.1(b)
Regulation S Global Securities	2.1(b)
Regulation S Permanent Global Security	2.1(b)
Regulation S Temporary Global Security	2.1(b)
Rule 144A Global Securities	2.1(b)

2.       The Securities.

2.1       Form and Dating; Global Securities.

(a)       The Original Securities issued on the date hereof will be (i) offered and sold by the Issuer pursuant to the Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Original Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501. Additional Securities offered after the date hereof may be offered and sold by the Issuer from time to time pursuant to one or more purchase agreements in accordance with applicable law.

(b)       Global Securities. (i) Rule 144A Securities initially shall be represented by one or more Securities in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Securities”) and Regulation S Securities initially shall be represented by one or more Securities in fully registered, global form without interest coupons (collectively, the “Regulation S Temporary Global Security” and, together with the Regulation S Permanent Global Security (defined below), the “Regulation S Global Securities”), which shall, in each case, be registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear Bank SA/NV, as operator of the Euroclear system, or any successor thereof (“Euroclear”) or Clearstream Banking, S.A., or any successor thereof (“Clearstream”).

Appendix A-2

The Restricted Period shall be terminated upon the receipt by the Trustee of: (1) a written certificate from the Depository, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Security (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a 144A Global Security bearing a Restricted Securities Legend, all as contemplated by this Appendix A); and (2) an Officers’ Certificate from the Issuer.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Security shall be exchanged for beneficial interests in a permanent Global Security (the “Regulation S Permanent Global Security”) pursuant to the applicable procedures of the Depository. Simultaneously with the authentication of the Regulation S Permanent Global Security, the Trustee shall cancel the Regulation S Temporary Global Security. The aggregate principal amount of the Regulation S Temporary Global Security and the Regulation S Permanent Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Rule 144A Global Securities, the Regulation S Temporary Global Security and the Regulation S Permanent Global Security that are held by Participants through Euroclear or Clearstream.

The term “Global Securities” means the Rule 144A Global Securities and the Regulation S Global Securities. The Global Securities shall bear the Global Security Legend. The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of the Depository, in each case for credit to an account of an Agent Member (as defined below), (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Restricted Securities Legend.

Members of, or direct or indirect participants in, the Depository shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Securities. The Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(ii)       Transfers of Global Securities shall be limited to transfer in whole, but not in part, to the Depository, its successors or its nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Definitive Securities only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.2. In addition, a Global Security shall be exchangeable for Definitive Securities if (x) the Depository (1) notifies the Issuer that it is unwilling or unable to continue as depository for such Global Security and the Issuer thereupon fails to appoint a successor depository within 90 days or (2) has ceased to be a clearing agency registered under the Exchange Act or (y) there shall have occurred and be continuing an Event of Default with respect to such Global Security; provided that in no event shall the Regulation S Temporary Global Security be exchanged by the Issuer for Definitive Securities prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. In all cases, Definitive Securities delivered in exchange for any Global Security or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.

Appendix A-3

(iii)       In connection with the transfer of a Global Security as an entirety to beneficial owners pursuant to subsection (i) of this Section 2.1(b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

(iv)       Any Transfer Restricted Security delivered in exchange for an interest in a Global Security pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Securities Legend.

(v)        Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in such Regulation S Global Security may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.

(vi)       The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

2.2       Transfer and Exchange.

(a)       Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except as set forth in Section 2.1(b). Global Securities will not be exchanged by the Issuer for Definitive Securities except under the circumstances described in Section 2.1(b)(ii). Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.10 of this Indenture. Beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.2(b) or 2.2(c).

(b)       Transfer and Exchange of Beneficial Interests in Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Securities shall be transferred or exchanged only for beneficial interests in Global Securities. Transfers and exchanges of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)       Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Transfer Restricted Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Restricted Securities Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). A beneficial interest in an Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

(ii)       All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests in any Global Security that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security pursuant to Section 2.2(g).

Appendix A-4

(iii)       Transfer of Beneficial Interests to Another Restricted Global Security. A beneficial interest in a Transfer Restricted Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Security if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A)       if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security; and

(B)       if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security.

(iv)       Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in a Transfer Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A)       if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security; or

(B)       if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security, and, in each such case, if the Issuer or the Registrar so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of an written order of the Issuer in the form of an Officers’ Certificate in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v)       Transfer and Exchange of Beneficial Interests in an Unrestricted Global Security for Beneficial Interests in a Restricted Global Security. Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(c)       Transfer and Exchange of Beneficial Interests in Global Securities for Definitive Securities. A beneficial interest in a Global Security may not be exchanged for a Definitive Security except under the circumstances described in Section 2.1(b)(ii). A beneficial interest in a Global Security may not be transferred to a Person who takes delivery thereof in the form of a Definitive Security except under the circumstances described in Section 2.1(b)(ii). In any case, beneficial interests in Global Securities shall be transferred or exchanged only for Definitive Securities.

(d)       Transfer and Exchange of Definitive Securities for Beneficial Interests in Global Securities. Transfers and exchanges of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i), (ii) or (ii) below, as applicable:

Appendix A-5

(i)       Transfer Restricted Securities to Beneficial Interests in Restricted Global Securities. If any Holder of a Transfer Restricted Security proposes to exchange such Transfer Restricted Security for a beneficial interest in a Restricted Global Security or to transfer such Transfer Restricted Security to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(A)       if the Holder of such Transfer Restricted Security proposes to exchange such Transfer Restricted Security for a beneficial interest in a Restricted Global Security, a certificate from such Holder in the form attached to the applicable Security;

(B)        if such Transfer Restricted Security is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(C)        if such Transfer Restricted Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(D)        if such Transfer Restricted Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(E)        if such Transfer Restricted Security is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such Holder in the form attached to the applicable Security, including the certifications, certificates and Opinion of Counsel, if applicable; or

(F)        if such Transfer Restricted Security is being transferred to the Issuer or a Subsidiary thereof, a certificate from such Holder in the form attached to the applicable Security;

the Trustee shall cancel the Transfer Restricted Security, and increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Security.

(ii)       Transfer Restricted Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Transfer Restricted Security may exchange such Transfer Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Transfer Restricted Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the Registrar receives the following:

(A)       if the Holder of such Transfer Restricted Security proposes to exchange such Transfer Restricted Security for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security; or

(B)        if the Holder of such Transfer Restricted Securities proposes to transfer such Transfer Restricted Security to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Issuer or the Registrar so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officers’ Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Securities transferred or exchanged pursuant to this subparagraph (ii).

Appendix A-6

(iii)       Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Unrestricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of an written order of the Issuer in the form of an Officers’ Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Securities transferred or exchanged pursuant to this subparagraph (iii).

(iv)       Unrestricted Definitive Securities to Beneficial Interests in Restricted Global Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(e)       Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).

(i)       Transfer Restricted Securities to Transfer Restricted Securities. A Transfer Restricted Security may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Security if the Registrar receives the following:

(A)       if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Security;

(B)        if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Security;

(C)        if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Security;

(D)        if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (D) above, a certificate in the form attached to the applicable Security; and

(E)        if such transfer will be made to the Issuer or a Subsidiary thereof, a certificate in the form attached to the applicable Security.

Appendix A-7

(ii)       Transfer Restricted Securities to Unrestricted Definitive Securities. Any Transfer Restricted Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security if the Registrar receives the following:

(1)         if the Holder of such Transfer Restricted Security proposes to exchange such Transfer Restricted Security for an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security; or

(2)         if the Holder of such Transfer Restricted Security proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)       Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of an Unrestricted Definitive Security may transfer such Unrestricted Definitive Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

(iv)       Unrestricted Definitive Securities to Transfer Restricted Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Security.

At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(f)       Legend.

(i)       Except as permitted by the following paragraph (ii), (iii) or (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

Appendix A-8

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.”

Each Definitive Security shall bear the following additional legends:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

“THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.”

(ii)       Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

(iii)       After a transfer of any Original Securities during the period of the effectiveness of a shelf registration statement under the Securities Act with respect to such Original Securities, all requirements pertaining to the Restricted Securities Legend on such Original Securities shall cease to apply and the requirements that any such Original Securities be issued in global form shall continue to apply.

(iv)       Upon the consummation of a Registered Exchange Offer with respect to the Original Securities pursuant to which Holders of such Original Securities are offered Exchange Securities in exchange for their Original Securities, all requirements pertaining to Original Securities that Original Securities be issued in global form shall continue to apply, and Exchange Securities in global form without the Restricted Securities Legend shall be available to Holders that exchange such Original Securities in such Registered Exchange Offer.

(v)       Upon a sale or transfer after the expiration of the Restricted Period of any Security acquired pursuant to Regulation S, all requirements that such Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Security be issued in global form shall continue to apply.

(vi)       Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

Appendix A-9

(g)       Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(h)       Obligations with Respect to Transfers and Exchanges of Securities.

(i)        To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar’s request.

(ii)       No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 4.08 and 9.05 of this Indenture).

(iii)      Prior to the due presentation for registration of transfer of any Security, the Issuer, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv)     All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(i)       No Obligation of the Trustee.

(i)       The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to the Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)       The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among the Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Appendix A-10

EXHIBIT A

[FORM OF FACE OF SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Securities Legend]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

Each Temporary Regulation S Security shall bear the following additional legend:

THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

Each Definitive Security shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[FORM OF SECURITY]

No.	$

1.57% First Priority Senior Secured Notes due 2026

CUSIP: [144A: 08576 PAB7 /
REG S: U0740 WAD3]
ISIN: [144A: US08576PAB76 /
REG S: USU0740WAD30]

BERRY GLOBAL, INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of                     Dollars [, as the same may be revised from time to time on the Schedule of Increases or Decreases in Global Security attached hereto,]1 on January 15, 2026.

Interest Payment Dates: January 15 and July 15

Record Dates: January 1 and July 1

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

BERRY GLOBAL, INC.

By:
Name:
Title:

1              Use the Schedule of Increases and Decreases language if Security is in Global Form.

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities
referred to in the Indenture.

By:
Authorized Signatory

Dated:

*/	If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY.”

[FORM OF REVERSE SIDE OF SECURITY]

1.57% First Priority Senior Secured Notes due 2026

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.	Interest

(a)       BERRY GLOBAL, INC., a Delaware corporation (the “Company”) promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually on January 15 and July 15 of each year, commencing July 15, 2021.2 Interest on Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from December 22, 20203 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

(b)       Registration Rights Agreement. The Holder of this Security shall be entitled to the benefits of a Registration Rights Agreement, dated as of December 22, 2020, among the Company, the guarantors party thereto and the Representatives.

2.	Method of Payment

The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the January 1 or July 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date (whether or not a Business Day). Holders must surrender the Securities to the Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in Dollars. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by DTC or any successor depositary. The Company shall make all payments in respect of a certificated Security (including principal, premium, if any, and interest) at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Security may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent and Registrar

Initially, U.S. Bank National Association, a national banking association (the “Trustee”), will act as paying agent (the “Paying Agent”) and registrar (the “Registrar”). The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4.	Indenture

The Company issued the Securities under an Indenture dated as of December 22, 2020 (the “Indenture”), among the Company, the guarantors party thereto, the Trustee and U.S. Bank National Association, as collateral agent (in such capacity, the “Collateral Agent”). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and the Holders are referred to the Indenture and the TIA for a statement of such terms and provisions.

2              Note: With respect to the Original Securities.

3              Note: With respect to the Original Securities.

The Securities are senior obligations of the Company. This Security is one of the Original Securities referred to in the Indenture. The Securities include the Original Securities, any Additional Securities and any Exchange Securities pursuant to the Indenture. The Original Securities, any Additional Securities and any Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, create or incur Liens. The Indenture also imposes limitations on the ability of the Company and each Subsidiary Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To guarantee the due and punctual payment of the principal and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors and the Parent Guarantor will jointly and severally, unconditionally guarantee the Guaranteed Obligations pursuant to the terms of the Indenture.

5.	Optional Redemption

Prior to December 15, 2020 (the date that is one month prior to the maturity date) (“the Par Call Date”), the Securities will be redeemable, in whole or in part, at the Company’s option, at any time or from time to time, on at least 30 days’ but not more than 60 days’ prior notice to the holders of the Securities to be redeemed, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities being redeemed (assuming that such Securities matured on the Par Call Date), exclusive of interest accrued to, but not including, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate plus 20 basis points (any amount described in the foregoing clause (ii) over the amount described in the foregoing clause (i), the “Make-Whole Premium”). On or after the Par Call Date, the Securities will be redeemable, in whole or in part, at the Company’s option, at any time or from time to time, on at least 15 days’ but not more than 60 days’ prior notice to the holders the Securities to be redeemed, at a redemption price equal to 100% of the principal amount thereof.

Any redemption or notice described above may, at the Company’s discretion, be subject to one or more conditions precedent.

6.	Sinking Fund

The Securities are not subject to any sinking fund.

7.	Notice of Redemption

Notice of redemption pursuant to paragraph 5 above will be mailed by first-class mail or sent electronically at least the amount of day set forth in paragraph 5 above before the redemption date to each Holder of Securities to be redeemed at his, her or its registered address. Securities in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.	Reserved.

9.	Repurchase of Securities at the Option of the Holders upon Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

10.	Ranking and Collateral

The Securities and the Subsidiary Guarantees will be secured by a first-priority security interest in the Collateral pursuant to certain Security Documents. The First Priority Liens upon any and all Collateral will be, to the extent and in the manner provided in the Intercreditor Agreements, of equal in ranking to all present and future first priority Liens and will be of senior ranking with all present and future Liens securing second priority lien obligations (including, without limitation, any Other Second-Lien Obligations) as set forth in the Intercreditor Agreements. The Parent Guarantee will be, to the extent and in the manner set forth in the Indenture, equal in right of payment to all existing and future Parent Pari Passu Indebtedness and senior in right of payment to all existing and future Parent Subordinated Indebtedness.

11.	Denominations; Transfer; Exchange

The Securities are in registered form, without coupons, in denominations of $2,000 and any integral multiple of $1,000. A Holder shall register the transfer of or exchange of Securities in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to the mailing of a notice of redemption of Securities to be redeemed.

12.	Persons Deemed Owners

The registered Holder of this Security shall be treated as the owner of it for all purposes.

13.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Company at their written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

14.	Discharge and Defeasance

Subject to certain conditions and as set forth in the Indenture, the Company at any time may terminate some of or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations deemed sufficient in the opinion of a national recognized firm of public accountants for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

15.	Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Security Documents, the Intercreditor Agreements or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities (voting as a single class) and (ii) any past default or compliance with any provisions may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture, Security Documents, the Intercreditor Agreements or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to provide for the assumption by a Successor Company of the obligations of the Company under the Indenture and the Securities; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code); (iv) to add a Subsidiary Guarantee with respect to the Securities or to secure the Securities; (v) to add additional assets as Collateral; (vi) to release Collateral from the Lien or subordinate such Lien (or conform the subordination of such Lien) pursuant to the Security Documents when permitted or required by the Indenture, the Security Documents or the Intercreditor Agreements, (vii) to add additional covenants of the Company for the benefit of the Holders or to surrender rights and powers conferred on the Company; (viii) to modify the Security Documents and/or any Intercreditor Agreements, to secure other First Priority Lien Obligations and/or Other Second-Lien Obligations of the Issuer or any Subsidiary Guarantor so long as such other First Priority Lien Obligations and Other Second-Lien Obligations are not prohibited by the provisions of the Credit Agreements, the Existing Second Priority Notes Indentures, the Indenture, the First Priority Euro Notes Indenture or the First Priority Dollar Notes Indenture, (ix) to make any change that does not adversely affect the rights of any Holder; (x) to effect any provision of this Indenture or to make certain changes to this Indenture to provide for the issuance of Additional Securities; (xi) to provide for the issuance of Additional Securities, which shall have terms substantially identical in all material respects to the Original Securities, and which shall be treated, together with any outstanding Original Securities, as a single issue of securities; (xii) to comply with the requirements of the SEC in order to effect or maintain qualification of the Indenture under the TIA or (xiii) to conform the text of the Indenture or the Securities to any provision of the “Description of First Priority Notes” section of the Offering Memorandum to the extent that such a provision in the “Description of First Priority Notes” section of the Offering Memorandum was intended to be a verbatim recitation of a provision of the Indenture or the Securities.

16.	Defaults and Remedies

If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Securities to be due and payable; provided, however, that so long as any Bank Indebtedness remains outstanding, no such acceleration shall be effective until the earlier of (i) five (5) Business Days after the giving of written notice to the Issuer and the Representatives under the Credit Agreements and (ii) the day on which any Bank Indebtedness is accelerated. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of, premium, if any, and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee written notice that an Event of Default is continuing, (ii) the Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

17.	Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18.	No Recourse Against Others

No director, officer, employee, incorporator or holder of any equity interests in the Company or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Company under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability.

19.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

20.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

22.	CUSIP Numbers; ISINs

The Company has caused CUSIP numbers and ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

ASSIGNMENT FORM

To assign this Security, fill in the form below:
I or we assign and transfer this Security to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                     agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

☐	has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(b) and (d) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer or the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuer or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your Signature:

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $                       . The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.08 (Change of Control Triggering Event) of the Indenture, check the box:

Change of Control ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.08 (Change of Control Triggering Event) of the Indenture, state the amount $2,000 or any integral multiple of $1,000):

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature
guarantor program reasonably acceptable to the Trustee

EXHIBIT B

[FORM OF FACE OF EXCHANGE SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, THE NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[FORM OF EXCHANGE SECURITY]

No.	$__________

1.57% First Priority Senior Secured Notes due 2026

CUSIP: [144A:[ ] /

REG S:[ ]]

ISIN: [144A: [ ] / REG S: [ ]]

BERRY GLOBAL, INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of                     Dollars [, as the same may be revised from time to time on the Schedule of Increases or Decreases in Global Security attached hereto,]4 on January 15, 2026.

Interest Payment Dates: January 15 and July 15

Record Dates: January 1 and July 1

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

BERRY GLOBAL, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities

referred to in the Indenture.

By:
Authorized Signatory

Dated:

*/	If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit B captioned “TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY.”

[FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

1.57% First Priority Senior Secured Notes due 2026

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.	Interest

BERRY GLOBAL, INC., a Delaware corporation (the “Company”) promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually on January 15 and July 15 of each year, commencing July 15, 2021.5 Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from December 22, 20206 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.	Method of Payment

The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the January 1 or July 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date (whether or not a Business Day). Holders must surrender Securities to the Paying Agent to collect principal payments. The Company shall pay principal, premium, if any, and interest in Dollars. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Depository Trust Company or any successor depositary. The Company shall make all payments in respect of a certificated Security (including principal, premium, if any, and interest) at the office of the Paying Agent, except that, at the option of the Company, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.	Paying Agent, Transfer Agent and Registrar

Initially, U.S. Bank National Association, a national banking association (the “Trustee”) will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent or Registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4.	Indenture

The Company issued the Securities under an Indenture dated as of December 22, 2020 (the “Indenture”), among the Company, the guarantors party thereto, the Trustee and U.S. Bank National Association, as collateral agent (in such capacity, the “Collateral Agent”). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa 77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and the Holders are referred to the Indenture and the TIA for a statement of such terms and provisions.

The Securities are senior obligations of the Company. This Security is one of the Original Securities referred to in the Indenture. The Securities include the Original Securities, any Additional Securities and any Exchange Securities issued in exchange for Original Securities or Additional Securities pursuant to the Indenture. The Original Securities and any Additional Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, create or incur Liens. The Indenture also imposes limitations on the ability of the Company and each Subsidiary Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

To guarantee the due and punctual payment of the principal and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors and the Parent Guarantor will jointly and severally, unconditionally guarantee the Guaranteed Obligations pursuant to the terms of the Indenture.

5.	Optional Redemption

Prior to December 15, 2020 (the date that is one month prior to the maturity date) (“the Par Call Date”), the Securities will be redeemable, in whole or in part, at the Company’s option, at any time or from time to time, on at least 30 days’ but not more than 60 days’ prior notice to the holders of the Securities to be redeemed, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities being redeemed (assuming that such Securities matured on the Par Call Date), exclusive of interest accrued to, but not including, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate plus 20 basis points (any amount described in the foregoing clause (ii) over the amount described in the foregoing clause (i), the “Make-Whole Premium”). On or after the Par Call Date, the Securities will be redeemable, in whole or in part, at the Company’s option, at any time or from time to time, on at least 15 days’ but not more than 60 days’ prior notice to the holders the Securities to be redeemed, at a redemption price equal to 100% of the principal amount thereof.

Any redemption or notice described above may, at the Company’s discretion, be subject to one or more conditions precedent.

6.	Sinking Fund

The Securities are not subject to any sinking fund.

7.	Notice of Redemption

Notice of redemption pursuant to paragraph 5 above will be mailed by first-class mail or sent electronically at least the amount of days set forth in paragraph 5 above before the redemption date to each Holder of Securities to be redeemed at his, her or its registered address. Securities in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

9.	Repurchase of Securities at the Option of the Holders upon Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Company to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

10.	Ranking and Collateral

The Securities and the Subsidiary Guarantees will be secured by a first-priority security interest in the Collateral pursuant to certain Security Documents. The First Priority Liens upon any and all Collateral will be, to the extent and in the manner provided in the Intercreditor Agreements, of equal in ranking to all present and future first priority Liens and will be of senior ranking with all present and future Liens securing second priority lien obligations (including, without limitation, any Other Second-Lien Obligations) as set forth in the Intercreditor Agreements. The Parent Guarantee will be, to the extent and in the manner set forth in the Indenture, equal in right of payment to all existing and future Parent Pari Passu Indebtedness and senior in right of payment to all existing and future Parent Subordinated Indebtedness.

11.	Denominations; Transfer; Exchange

The Securities are in registered form, without coupons, in denominations of $2,000 and any integral multiple of $1,000. A Holder shall register the transfer of or exchange of Securities in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to the mailing of a notice of redemption of Securities to be redeemed.

12.	Persons Deemed Owners

The registered Holder of this Security shall be treated as the owner of it for all purposes.

13.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Company at their written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Company for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

14.	Discharge and Defeasance

Subject to certain conditions and as set forth in the Indenture, the Company at any time may terminate some of or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations deemed sufficient in the opinion of a national recognized firm of public accountants for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

15.	Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Security Documents, the Intercreditor Agreements or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities (voting as a single class) and (ii) any past default or compliance with any provisions may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture, Security Documents, the Intercreditor Agreements or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to provide for the assumption by a Successor Company of the obligations of the Company under the Indenture and the Securities; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code); (iv) to add a Subsidiary Guarantee with respect to the Securities or to secure the Securities; (v) to add additional assets as Collateral; (vi) to release Collateral from the Lien or subordinate such Lien (or conform the subordination of such Lien) pursuant to the Security Documents when permitted or required by the Indenture, the Security Documents or the Intercreditor Agreements, (vii) to add additional covenants of the Company for the benefit of the Holders or to surrender rights and powers conferred on the Company; (viii) to modify the Security Documents and/or any Intercreditor Agreements, to secure other First Priority Lien Obligations and/or Other Second-Lien Obligations of the Issuer or any Subsidiary Guarantor so long as such other First Priority Lien Obligations and Other Second-Lien Obligations are not prohibited by the provisions of the Credit Agreements, the Existing Second Priority Notes Indentures, the Indenture, the First Priority Euro Notes Indenture or the First Priority Dollar Notes Indenture, (ix) to make any change that does not adversely affect the rights of any Holder; (x) to effect any provision of this Indenture or to make certain changes to this Indenture to provide for the issuance of Additional Securities; (xi) to provide for the issuance of Additional Securities, which shall have terms substantially identical in all material respects to the Original Securities, and which shall be treated, together with any outstanding Original Securities, as a single issue of securities; (xii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or (xiii) to conform the text of the Indenture or the Securities to any provision of the “Description of First Priority Notes” section of the Offering Memorandum to the extent that such a provision in the “Description of First Priority Notes” section of the Offering Memorandum was intended to be a verbatim recitation of a provision of the Indenture or the Securities.

16.	Defaults and Remedies

If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Securities to be due and payable; provided, however, that so long as any Bank Indebtedness remains outstanding, no such acceleration shall be effective until the earlier of (i) five (5) Business Days after the giving of written notice to the Issuer and the Representatives under the Credit Agreements and (ii) the day on which any Bank Indebtedness is accelerated. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of, premium, if any, and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee written notice that an Event of Default is continuing, (ii) the Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

17.	Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18.	No Recourse Against Others

No director, officer, employee, incorporator or holder of any equity interests in the Company or any direct or indirect parent corporation, as such, shall have any liability for any obligations of the Company under the Securities, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability.

19.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

20.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

21.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

22.	CUSIP Numbers; ISINs

The Company has caused CUSIP numbers and ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                     agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in	Signature of Signature Guarantee

a recognized signature guaranty medallion

program or other signature guarantor program

reasonably acceptable to the Trustee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $                       . The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.08 (Change of Control) of the Indenture, check the box:

Change of Control ☐

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.08 (Change of Control) of the Indenture, state the amount ($2,000 or any integral multiple of $1,000):

$

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature

guarantor program reasonably acceptable to the Trustee

[FORM OF]

TRANSFEREE LETTER OF REPRESENTATION

Berry Global, Inc.

c/o U.S. Bank National Association

Attention: Corporate Trust Services

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[   ] principal amount of the 1.57% FIRST Priority Senior Secured due 2026 (the “Securities”) of Berry GLOBAL, INC. (the “Issuer”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1)               We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $100,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2)               We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which either the Issuer or any affiliate of such Issuer was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) in the United States to a person whom we reasonably believe is a qualified institutional buyer (as defined in rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (b) outside the United States in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (c) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if applicable) or (d) pursuant to an effective registration statement under the Securities Act, in each of cases (a) through (d) in accordance with any applicable securities laws of any state of the United States. In addition, we will, and each subsequent holder is required to, notify any purchaser of the Security evidenced hereby of the resale restrictions set forth above. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made to an institutional “accredited investor” prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause 1(b), 1(c) or 1(d) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

Dated:

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TRANSFEREE:	,

By:

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EXHIBIT D

[FORM OF SUPPLEMENTAL INDENTURE]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [                   ], among [GUARANTOR] (the “New Subsidiary Guarantor”), a subsidiary of Berry Global, Inc. (or its successors), a Delaware corporation (the “Issuer”) and U.S. Bank National Association, a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Issuer, the Parent Guarantor and the existing Subsidiary Guarantors have heretofore executed and delivered to the Trustee an indenture executed by and between the Issuer, the guarantors party thereto, the Trustee and U.S. Bank National Association, as collateral agent (the “Collateral Agent”), dated as of December 22, 2020 (as amended, supplemented or otherwise modified, the “Indenture”), providing initially for the issuance of $750,000,000 in aggregate principal amount of the Issuer’s 1.57% First Priority Senior Secured Notes due 2026 (the “Securities”);

WHEREAS Sections 4.11 and 12.06 of the Indenture provide that under certain circumstances the Issuer is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all the Issuer’s Obligations under the Securities and the Indenture pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer and the existing Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.                Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Subsidiary Guarantee shall refer to the term “Holders” as defined in the Indenture, the Trustee and the Collateral Agent acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.                Agreement to Guarantee. The New Subsidiary Guarantor hereby agrees, jointly and severally with all existing Subsidiary Guarantors (if any), to unconditionally guarantee the Issuer’s Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article 12 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

3.                Notices. All notices or other communications to the New Subsidiary Guarantor shall be given as provided in Section 13.02 of the Indenture.

4.                Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

5.                Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

D-1

6.                Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuer by action or otherwise, (iii) the due execution hereof by the Issuer or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

7.                Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8.                Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

D-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:
Name:
Title:

D-3